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TABLE OF CONTENTS PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NETSUITE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NetSuite Inc.
2955 Campus Drive
Suite 100
San Mateo, CA 94403-2511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2015

Dear Stockholders:

        You are cordially invited to attend our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 10, 2015 at 9:00 a.m., local time, at The Westin Hotel, 1 Old Bayshore Highway, Millbrae, California 94030. We are holding the meeting for the following purposes:

  1.
  To elect three Class II directors, Evan Goldberg, Steven J. Gomo, and Catherine R. Kinney, to serve for a term of three years and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

  2.
  To approve the 2015 Employee Stock Purchase Plan;

  3.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

  4.
  To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

        If you owned our common stock at the close of business on April 14, 2015, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Mateo, California for the ten days prior to the meeting for any purpose related to the meeting. This notice, the Proxy Statement and the Annual Report are first being mailed to stockholders and posted on our website on or about April 29, 2015.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Any stockholder of record attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

        Thank you for your ongoing support of NetSuite. We look forward to seeing you at our Annual Meeting.

Sincerely,
/s/ DOUGLAS P. SOLOMON Douglas P. Solomon SVP, General Counsel and Secretary

April 29, 2015
San Mateo, California

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

NETSUITE INC.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 10, 2015

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

i

NetSuite Inc.
2955 Campus Drive
Suite 100
San Mateo, CA 94403-2511

GENERAL INFORMATION

        Our board of directors is soliciting proxies for our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 10, 2015 at 9:00 a.m. local time at The Westin Hotel, 1 Old Bayshore Highway, Millbrae, California 94030. Our principal executive offices are located at 2955 Campus Drive, Suite 100, San Mateo, CA 94403-2511.

        The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2014 Annual Report on Form 10-K are first being distributed to stockholders and made available on our website at www.netsuite.com under the headings "Investors/SEC Filings" on or about April 29, 2015. These materials are also available at https://materials.proxyvote.com/64118Q in a manner that does not infringe on the anonymity of the person accessing such website. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. Unless the context requires otherwise, the words "NetSuite," "we," "Company," "us," and "our" refer to NetSuite Inc.

QUESTIONS AND ANSWERS

What is included in these materials and posted on our website?

        These materials include:

  •
  Our proxy statement for the Annual Meeting including the proxy card for the Annual Meeting; and

  •
  Our 2014 Annual Report on Form 10-K, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2014.

What items will be voted on at the Annual Meeting?

        There are three items that will be voted on at the Annual Meeting:

  1.
  The election of three Class II directors;

  2.
  The approval of the 2015 Employee Stock Purchase Plan; and

  3.
  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What are our Board of Directors' voting recommendations?

        Our board recommends that you vote your shares "FOR" each of the nominees to the board, "FOR" the approval of the 2015 Employee Stock Purchase Plan, and "FOR" the ratification of the appointment of KPMG LLP.

Who may vote at the Annual Meeting?

        If you owned NetSuite's common stock at the close of business on April 14, 2015 (the "Record Date"), then you may attend and vote at the meeting. At the close of business on the Record Date, we had 77,569,952 shares of common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareholder Services, or Wells Fargo, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by NetSuite.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What is the quorum requirement for the Annual Meeting?

        A majority of NetSuite's outstanding shares on the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

  •
  Are present and vote in person at the meeting; or

  •
  Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

If I am a stockholder of record of NetSuite's shares, how do I vote?

        If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy materials.

        You may also vote in person at the Annual Meeting. We will give you a ballot when you arrive. Directions to the Annual Meeting are available on our corporate website at http://www.netsuite.com/portal/investors/event.shtml.

If I am a beneficial owner of shares held in street name, how do I vote?

        If you are a beneficial owner of shares held in street name, you may vote by proxy. You may vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy materials.

        You may also vote in person at the Annual Meeting. To vote in person, you must obtain a valid proxy from the organization that holds your shares. Directions to the Annual Meeting are available on our corporate website at http://www.netsuite.com/portal/investors/event.shtml.

What happens if I do not give specific voting instructions?

        Stockholders of Record.    If you are a stockholder of record and you:

  •
  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors or

  •
  If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization (e.g., your broker) that holds your shares with voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy materials.

        If you are a beneficial owner of shares held in street name, it is important for you to cast a vote if you want it to count in the election of directors (Proposal 1) and approval of the 2015 Employee Stock Purchase Plan (Proposal 2). In the past, if a beneficial owner held shares in street name and did not indicate how the holder wanted the shares voted in the election of directors, the beneficial owner's bank or broker was allowed to vote those shares on the holder's behalf in the election of directors as they felt appropriate. Changes in applicable regulations were made to take away the ability of a beneficial owner's bank or broker to vote uninstructed shares on non-routine matters on a discretionary basis. Thus, if a beneficial owner holds shares in street name and does not instruct the bank or broker how to vote in the election of directors or the approval of the 2015 Employee Stock Purchase Plan, no votes will be cast on that holder's behalf. The beneficial owner's bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3). If you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Which ballot measures are considered "routine" or "non-routine"?

        Proposal 1 (election of directors) and Proposal 2 (approval of the 2015 Employee Stock Purchase Plan) involve matters that are considered non-routine. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2. Proposal 3 (ratification of appointment of independent registered public accounting firm) involves a matter that we believe is considered routine. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

How are abstentions treated?

        Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the stockholders have approved a matter, abstentions are treated as represented and entitled to vote and, therefore, have the same effect on the outcome of a matter being voted on at the Annual Meeting as a vote "AGAINST" or "WITHHELD" except in elections of directors where abstentions have no effect on the outcome.

What is the voting requirement to approve each of the proposals?

        The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—Election of directors	Each director must be elected by a majority of the votes cast, meaning that a director nominee will be elected only if the number of votes "FOR" the nominee exceeds the number of votes "AGAINST" the nominee. Only votes "FOR" or "AGAINST" will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.
Proposal 2—Approval of the 2015 Employee Stock Purchase Plan

The 2015 Employee Stock Purchase Plan must be approved by a majority of the votes cast, meaning that the 2015 Employee Stock Purchase Plan will be approved only if the number of votes "FOR" approval of the 2015 Employee Stock Purchase Plan exceeds the number of votes "AGAINST" approval of the 2015 Employee Stock Purchase Plan. Only votes "FOR" or "AGAINST" will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal 3—Ratification of appointment of independent registered public accounting firm

To be approved by our stockholders, a majority of the shares represented and entitled to vote at the Annual Meeting must vote "FOR" this proposal. Broker non-votes are not considered entitled to vote and, thus, will have no effect on the outcome of the vote.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within NetSuite or to third parties, except:

  •
  As necessary to meet applicable legal requirements;

  •
  To allow for the tabulation and certification of votes; or

  •
  To facilitate a successful proxy solicitation.

        Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our board of directors.

Who will serve as Inspector of Elections?

        The Inspector of Elections is expected to be a representative from Wells Fargo.

Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission ("SEC") within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

        NetSuite is paying the costs of the solicitation of proxies. We will pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

  •
  Forwarding printed proxy materials by mail to stockholders of record and beneficial owners; and

  •
  Obtaining beneficial owners' voting instructions.

        We do not expect to, but have the option to, retain a proxy solicitor. If we engage a proxy solicitor, we expect that the fees for such solicitor would be less than $20,000. Our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

How will NetSuite's significant stockholder vote its shares on these matters?

        On the Record Date, NetSuite Restricted Holdings LLC (the "LLC") held 31,964,891 shares of our common stock. As of the Record Date, those shares represented approximately 41.2% of our outstanding stock. The LLC is a limited liability company beneficially owned by Lawrence J. Ellison, and was formed for the limited purpose of holding NetSuite shares, voting the shares as required by the LLC's operating agreement (as described below), and funding charitable gifts if and when directed by Mr. Ellison. The LLC is managed solely by a third party who is unrelated to NetSuite or Mr. Ellison.

        The operating agreement for the LLC contains provisions regarding the voting of our shares that are designed to neutralize the voting power of the shares of our stock held by the LLC, and that require that all the shares held by the LLC that are entitled to be voted at any meeting of our stockholders will be present and voted at such meeting, except as described below. These provisions require the shares held by the LLC to be voted on each matter presented in strict proportion (for, against, withheld, and/or abstain) to the votes collectively cast by all of our other stockholders who are present and voting, other than shares beneficially owned by Mr. Ellison or members of his family, shares owned by trusts created for the benefit of Mr. Ellison's family members, and shares beneficially owned by any person or group that makes (or under applicable law is required to make) a filing on Schedule 13D with the SEC. These voting provisions apply to all matters brought before our stockholders, except transactions involving a change of control, dissolution, sale of substantially all the assets, or a liquidation of NetSuite, in which case the shares held by the LLC will be voted as directed by Mr. Ellison.

How can stockholders submit a proposal for inclusion in our proxy statement for the 2016 Annual Meeting?

        To be included in our proxy statement for the 2016 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 31, 2015, or no later than 120 calendar days before the one-year anniversary of the date on which we first released our proxy statement to stockholders in connection with this year's Annual Meeting.

How can stockholders submit proposals to be raised at the 2016 Annual Meeting that will not be included in our proxy statement for the 2016 Annual Meeting?

        To be raised at the 2016 Annual Meeting, stockholder proposals must comply with our Bylaws. Under our Bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors for our board that the stockholder wishes to raise at our Annual Meeting. To be timely, the notice must be delivered to or mailed and received by our Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting. Since our 2015 Annual Meeting is being held on June 10, 2015, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than February 11, 2016 and no later than March 12, 2016, in order to be raised at our 2016 Annual Meeting.

What if the date of the 2016 Annual Meeting changes by more than 30 days from the anniversary of this year's Annual Meeting?

        Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2016 Annual Meeting changes by more than 30 days from the anniversary of this year's Annual Meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

        Under our Bylaws, if the date of the 2016 Annual Meeting changes by more than 30 days from the anniversary of this year's Annual Meeting, stockholder proposals to be brought before the 2016 Annual Meeting must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Does a stockholder proposal require specific information?

        With respect to a stockholder's nomination of a candidate for our board, the stockholder notice to the Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our corporate website at www.netsuite.com under the headings "Company/Investors/Corporate Governance."

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

        If we receive notice of a matter to come before the 2016 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders' discretionary authority to vote on such matter.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of eight directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to their earlier death, resignation or removal. The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based in part on the recommendation of the nominating and governance committee of the board of directors, the board of directors' nominees for election by the stockholders are the current Class II members of the board of directors, Evan Goldberg, Steven J. Gomo, and Catherine R. Kinney. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2018 and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

        The names and certain information about the nominees for election as directors and the continuing directors in each of the other two classes of our board of directors are set forth below. There are no family relationships among any of our directors or executive officers.

        It is intended that the proxy will be voted, unless otherwise indicated, for the election of the nominees as Class II directors to the board of directors. If any of the nominees, for any reason, should be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such other person as a substitute nominee as our board of directors may designate in place of such nominee.

        Our bylaws and Corporate Governance Guidelines provide for a majority voting standard in uncontested elections of directors. An uncontested election is one in which the number of nominees for director does not exceed the number of directors to be elected. The director election taking place at this Annual Meeting is uncontested and, therefore, the majority voting standard will apply. Under the majority voting standard, in order for a nominee to be elected the votes cast "for" such nominee's election must exceed the votes cast "against" such nominee's election. We have adopted a policy pursuant to which an incumbent director nominee that receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by our board of directors. Our nominating and governance committee will then recommend to the board of directors the action to be taken with respect to such offer of resignation.

Nominees for Class II Directors

        The name and age as of March 31, 2015 of each nominee for director, his or her position with us, the year in which he or she first became a director and certain biographical information as of March 31, 2015 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Evan Goldberg	48	Chief Technology Officer and Chairman of the Board	1998
Steven J. Gomo	63	Director	2012
Catherine R. Kinney	63	Director	2009

        Evan Goldberg co-founded our company and has been a member of our board of directors since October 1998 and Chairman of our board since January 2003. From October 1998 through January 2003, Mr. Goldberg held various positions with us, including President and Chief Executive Officer and Chief Technology Officer. Prior to joining us, Mr. Goldberg founded mBed Software, Inc., a software company focused on multimedia tools for website developers, where he served as Chief Executive Officer from November 1995 to September 1998. From August 1987 to November 1995, Mr. Goldberg held various positions in the product development group at Oracle Corporation, including Vice President of Development in the New Media Division. He holds a B.A. from Harvard College.

        As the co-founder of NetSuite, and having nearly seventeen years of experience as a key executive officer and member of our board of directors, Mr. Goldberg has in-depth knowledge of the Company, its products, operations and strategy. Based upon this experience and knowledge, Mr. Goldberg can provide the board with unique insights into the Company's challenges, opportunities and operations. Mr. Goldberg's eight years of experience in the product development group at Oracle and his experience as founder and CEO of mBed Software, Inc., bring deep software development and product expertise to our board.

        Steven J. Gomo has been a member of our board of directors since March 2012. From August 2002 until December 2011, Mr. Gomo was employed by NetApp, Inc. and has served as its Executive Vice President of Finance and Chief Financial Officer since 2004. Prior to joining NetApp, Inc., he served as Chief Financial Officer for Gemplus International S.A., headquartered in Luxembourg, from November 2000 to April 2002 and as Chief Financial Officer of Silicon Graphics, Inc., from February 1998 to August 2000. Prior to February 1998, he worked at Hewlett-Packard Company for twenty-four years in various positions, including financial management, corporate finance, general management, and manufacturing. Mr. Gomo currently serves on the board of directors of SanDisk Corporation and Enphase Energy. Mr. Gomo holds an M.B.A. degree from Santa Clara University and a B.S. degree in business administration from Oregon State University.

        Mr. Gomo has over fourteen years of experience as a chief financial officer at publicly traded companies and over thirty-four years working in the high technology industry bringing strong financial and operational experience to the board. Mr. Gomo has extensive operational experience scaling rapidly growing companies. In addition, Mr. Gomo's strong financial background provides financial expertise to the board, including an understanding of financial statements, corporate finance and accounting.

        Catherine R. Kinney has been a member of our board of directors since March 2009. From 2008 through March 2009, Ms. Kinney served as Group Executive Vice President and Head of Global Listings at NYSE Euronext, where she was responsible for overseeing the company's global listing program, marketing and branding. From 2002 to 2008, Ms. Kinney served as President and Co-Chief Operating Officer of the New York Stock Exchange. Ms. Kinney served in the Paris, France office of the NYSE Euronext from July 2007 until 2009. Ms. Kinney serves on the board of directors and is a member of the finance and risk committee and audit committee of MetLife, Inc. Ms. Kinney also serves on the board of directors and is chair of the nominating and governance committee of MSCI, Inc., and she serves on the board of directors, the compensation committee and chairs the nominating and governance committee of QTS Realty Trust, Inc. She holds a B.A. from Iona College and completed the Advanced Management Program at Harvard Business School. Ms. Kinney has received honorary degrees from Georgetown University, Fordham University and Rosemont College.

        Ms. Kinney's experience as a senior executive and Chief Operating Officer of a multinational regulated entity and her key role transforming the New York Stock Exchange to a global publicly-traded company demonstrates a knowledge of, and experience with, issues of corporate development and transformation. In addition, Ms. Kinney's experience in developing and establishing the NYSE corporate governance standards for listed companies provides the board with unique corporate governance expertise to assist the board in establishing and maintaining an effective corporate governance program.

Directors Not Standing for Election

        The names and certain biographical information as of April 1, 2015 about the continuing members of our board of directors who are not standing for election at this year's Annual Meeting are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since	Class and Year in Which Term Will Expire
William Beane III	53	Director	2007	Class III 2016
Deborah Farrington	64	Director	2000	Class III 2016
Edward Zander	68	Director	2009	Class III 2016
Zachary Nelson	53	President, Chief Executive Officer and Director	2002	Class I 2017
Kevin Thompson	49	Director	2006	Class I 2017

        William Beane III has been a member of our board of directors since January 2007. Mr. Beane has served as Vice President and General Manager of the Oakland Athletics, a Major League Baseball® team since October 1997, and has been a minority owner of the team since April 2005. He attended the University of California, San Diego.

        As the general manager of a Major League Baseball team, Mr. Beane brings valuable leadership and business management experience to the board, particularly in talent management and performance and metrics-based management. With the Oakland Athletics, Mr. Beane has used his strategic vision to apply a statistical, quantitative-based approach to help build competitive teams in a more fiscally disciplined manner. Under his leadership, the Oakland Athletics have been widely and consistently regarded as one of the most successful fiscally disciplined teams in Major League Baseball.

        Deborah Farrington has been a member of our board of directors since May 2000. Since May 1998, Ms. Farrington has served as a General Partner of StarVest Partners, L.P., a venture capital firm, and, since April 2006, has served as President of StarVest Management, Inc., a management company. Ms. Farrington also is a member of the board of directors and serves as the chair of the compensation committee of Collectors Universe, Inc., a company that grades and authenticates collectible assets. She holds an A.B. from Smith College and an M.B.A. from Harvard Business School.

        Ms. Farrington has spent over thirty years in the financial services industry, including over twenty years of private equity investing and, prior to that, eleven years of investment banking. Ms. Farrington brings valuable financial, business and management experience to the board. In particular, Ms. Farrington has had fifteen years of experience investing in and working with business services companies, especially Software-as-a-Service ("SaaS") companies. Ms. Farrington has over a decade of board experience at NetSuite and has extensive experience with other business services companies. This experience uniquely qualifies Ms. Farrington to provide the board with an important perspective on the operations of, and issues facing, our company and SaaS companies generally. Ms. Farrington also holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization.

        Edward Zander has been a member of our board of directors since June 2009. From January 2004 to January 2008, Mr. Zander served as Chairman and Chief Executive Officer of Motorola, Inc. Prior to joining Motorola, Mr. Zander was a managing director of Silver Lake Partners, a leading private equity fund focused on investments in technology industries. Prior to holding that position, Mr. Zander was President and Chief Operating Officer of Sun Microsystems Inc., a leading provider of hardware, software and services for networks, from January 1998 until June 2002. Mr. Zander is a member of the board of directors of Seagate Technology. Mr. Zander also serves on the board of trustees of Rensselaer Polytechnic Institute. He holds a B.S. from Rensselaer Polytechnic Institute and an M.B.A. from Boston University.

        Mr. Zander has over two decades of senior management experience in the technology sector. Mr. Zander's experience as the Chief Executive Officer, and as President and Chief Operating Officer, of two of the leading technology corporations in the U.S., brings valuable leadership, strategic, management, and operational experience in technology businesses to our board. In addition, Mr. Zander's deep experience in a variety of technology businesses, including his work as a managing director of Silver Lake Partners and ongoing board service at two other technology companies, provides Mr. Zander with the background and insight to contribute significantly to the strategic and operational issues that NetSuite may encounter.

        Zachary Nelson has been a member of our board of directors since July 2002 and has served as our President and Chief Executive Officer since January 2003. Prior to that, Mr. Nelson served as our President and Chief Operating Officer from July 2002 to January 2003. From March 1996 to October 2001, Mr. Nelson was employed by Network Associates, Inc. (now Intel Corporation), an enterprise security software company. While at Network Associates, Mr. Nelson held various positions, including Chief Strategy Officer of Network Associates and President and Chief Executive Officer of MyCIO.com, a subsidiary that provided on-demand software security services. From 1992 to 1996, he held various positions, including Vice President of Worldwide Marketing, at Oracle Corporation, an enterprise software company. He holds B.S. and M.A. degrees from Stanford University.

        Mr. Nelson has over twenty years of experience working in the technology sector and brings his leadership and extensive business, operating, marketing and industry experience to the board. As our Chief

Executive Officer, he also brings his strategic vision for the Company to the board and creates a critical link between the management and the board, enabling the board to perform its oversight function with the benefits of management's perspectives on the business.

        Kevin Thompson has been a member of our board of directors since September 2006. Since July 2006, Mr. Thompson has been employed by SolarWinds, Inc., a network management software company, and currently serves as its President and Chief Executive Officer and serves on its board of directors. In addition to his current role as President and Chief Executive Officer, Mr. Thompson previously held various positions at SolarWinds, including, Chief Operating Officer, Chief Financial Officer and Treasurer. From September 2004 until November 2005, Mr. Thompson was Senior Vice President and Chief Financial Officer at SAS Institute Inc., a business intelligence software company. From October 2000 until August 2004, Mr. Thompson served as Executive Vice President and Chief Financial Officer of Red Hat Inc., an enterprise software company. He holds a B.B.A. from the University of Oklahoma.

        Mr. Thompson has over a decade of experience in the software industry. As the President and Chief Executive Officer of a publicly traded software company, Mr. Thompson brings deep leadership and operational experience to our board. In addition, Mr. Thompson's strong financial background, including his work as the chief financial officer at two different publicly-traded software companies and one of the world's largest privately-held software company (pre-packaged software), provides financial expertise to the board, including an understanding of financial statements, corporate finance and accounting.

Vote Required and Board of Directors' Recommendation

        Each director must be elected by a majority of the votes cast, meaning that a director nominee will be elected only if the number of votes "FOR" the nominee exceeds the number of votes "AGAINST" the nominee.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE BOARD'S THREE NOMINEES IDENTIFIED ABOVE IN PROPOSAL NO. 1.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board Committees

        Our board of directors has an audit committee, a compensation committee, a nominating and governance committee, and a corporate development committee, each of which has the composition and responsibilities described below. The board of directors has also adopted a written charter for each of the four standing committees: the audit committee, the compensation committee, the nominating and governance committee, and the corporate development committee. A charter for each committee that is required by the New York Stock Exchange is available on our corporate website at www.netsuite.com under the headings "Company/Investors/Corporate Governance," or in print by contacting Investor Relations at our principal executive offices.

Audit Committee

        Our audit committee is comprised of Deborah Farrington, Steven J. Gomo, Catherine R. Kinney and Kevin Thompson, each of whom is a non-employee member of our board of directors. Mr. Gomo is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence and financial literacy, and that each member qualifies as an audit committee financial expert under the applicable rules of the New York Stock Exchange and SEC rules and regulations. To the extent deemed necessary or appropriate, the audit committee, among other things:

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  selects and hires our independent auditors, and approves the audit and non-audit services to be performed by our independent auditors;

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  evaluates the qualifications, performance and independence of our independent auditors;

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  monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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  reviews the adequacy and effectiveness of our internal control policies and procedures and oversees our internal audit function;

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  discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;

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  prepares the audit committee report that the SEC requires in our annual proxy statement; and

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  reviews and approves in advance any proposed related party transactions.

Compensation Committee

        Our compensation committee is comprised of Deborah Farrington, Kevin Thompson and Edward Zander, each of whom is a non-employee member of our board of directors. Ms. Farrington is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the applicable rules of the New York Stock Exchange. To the extent necessary or appropriate, the compensation committee, among other things:

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  reviews and approves for our executive officers: annual base salaries, annual performance-based cash incentives, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;

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  reviews the succession planning for our executive officers;

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  oversees compensation goals and performance-based cash incentive and stock compensation criteria for our employees;

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  reviews and recommends compensation programs for outside directors;

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  prepares the compensation discussion and analysis and compensation committee report that the SEC requires be included in our annual proxy statement; and

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  administers, reviews and makes recommendations with respect to our equity compensation plans.

Nominating and Governance Committee

        Our nominating and governance committee is comprised of Deborah Farrington, Catherine R. Kinney and Edward Zander, each of whom is a non-employee member of our board of directors. Ms. Kinney is the chairperson of our nominating and governance committee. Our board of directors has determined that each member of our nominating and governance committee satisfies the requirements for independence under the applicable rules of the New York Stock Exchange. To the extent necessary or appropriate, the nominating and governance committee, among other things:

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  assists our board of directors in identifying prospective director nominees and recommends nominees for each annual meeting of stockholders to the board of directors;

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  reviews developments in corporate governance practices and develops and recommends governance principles applicable to our board of directors;

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  oversees the evaluation of our board of directors and management;

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  recommends members for each board committee to our board of directors; and

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  reviews and monitors our code of ethics.

Corporate Development Committee

        Our corporate development committee was established by the board of directors in 2013, and is comprised of Deborah Farrington, Steven J. Gomo, and Edward Zander. Mr. Zander is the chairperson of our corporate development committee. Mr. Nelson served as a member of our corporate development committee during 2014. Our board of directors has determined that each non-employee member of our corporate development committee satisfies the applicable requirements for independence. To the extent necessary or appropriate, the corporate development committee, among other things:

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  evaluates and investigates various strategic issues and corporate development opportunities identified by our board of directors;

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  assesses our long-term business plans and our ongoing investment in areas strategic to our interests; and

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  evaluates potential mergers and acquisitions and assists management in developing approaches and processes regarding such initiatives.

Board Meetings and Attendance

        The board held six meetings during the year ended December 31, 2014. Each director attended at least 75% of the aggregate number of the meetings of the board and of the committees on which he or she served during the period in 2014 for which he or she was a director or committee member, respectively. The following table sets forth the standing committees of the board, the number of meetings held by each committee in 2014 and the membership of each committee during the year ended December 31, 2014.

Messrs. Goldberg and Beane are omitted from the table below as they were not members of any of the standing committees of the board.

Name	Audit	Compensation	Nominating & Governance	Corporate Development
Zachary Nelson	—	—	—	Member
Catherine R. Kinney	Member	—	Chair	—
Deborah Farrington	Member	Chair	Member	Member
Kevin Thompson	Member	Member	—	—
Edward Zander	—	Member	Member	Chair
Steven J. Gomo	Chair	—	—	Member
Number of Meetings held in 2014	8	9	3	3

Director Attendance at Annual Stockholder Meetings

        Directors are encouraged, but not required, to attend our Annual Stockholder Meeting. Each of Messrs. Nelson, Goldberg, Beane, Thompson, Zander, and Gomo and Mses. Farrington and Kinney attended the 2014 Annual Meeting of Stockholders.

Corporate Governance

Risk Oversight

        Our senior management team is responsible for managing the Company's risk, and utilizes an enterprise risk management council consisting of a cross-functional team of senior functional area managers to assist management with risk assessment and mitigation planning. The enterprise risk management council also utilizes an independent, third party, risk management consulting firm and our internal audit department to assist with, advise on, and enhance the Company's risk management process.

        Our board of directors as a whole provides oversight over the Company's enterprise risk management program. In performing this oversight, the board of directors focuses on what management and the board believe are the most significant risks, based upon a risk and mitigation assessment. The board of directors utilizes its committees, as appropriate, to assist the full board in carrying out this risk management oversight. At the request of the board of directors, the committees regularly review reports from management on top risks and related mitigation on approximately a quarterly basis, and provide reports to the full board. The audit committee of the board of directors, as required under its charter, inquires of, and provides oversight over, management and the Company's independent auditor concerning significant financial risk or exposures and the steps management has taken to minimize those risks. The audit committee also oversees the internal audit function. The compensation committee and audit committee assist the full board in assessing compensation risks. The nominating and governance committee provides oversight over management and governance risk, including through its and the full board's oversight of the succession planning process.

        Our board of directors receives quarterly committee reports from each of the standing committees of the board of directors that are required by the New York Stock Exchange, and periodic reports from the corporate development committee. These reports assist the board in overseeing Company's enterprise risk management. Our board of directors and its committees also consider and discuss with management the processes in place relating to enterprise risk management and potential changes to such processes to be made in the future. Additional review or reporting of enterprise risks is conducted as needed or as requested by the board or any of its committees.

Board Independence

        Our board of directors has undertaken a review of the independence of the directors and considered whether any director had a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that William Beane III, Deborah Farrington, Steven J. Gomo, Catherine R. Kinney, Kevin Thompson and Edward Zander, representing all of our non-employee directors and six of our eight total directors, are "independent directors" as defined under the applicable rules of the New York Stock Exchange, constituting a majority of independent directors of our board of directors as required by the rules of the New York Stock Exchange.

Board Leadership Structure

        The board recognizes that one of its significant responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board also recognizes that there is no single accepted approach for such structure. As a result, the board does not have a policy on whether or not the roles of the chairman of the board and chief executive officer should be separate. The board believes it should be free to determine what is best for the Company at a given point in time. Furthermore, if the chairman of the board is an employee, the board will appoint an independent director as the "lead independent director."

        Evan Goldberg, our founder and chief technology officer, is currently serving as our chairman of the board. Because Mr. Goldberg is an employee of the Company and is therefore not independent, the nominating and governance committee has appointed Deborah Farrington as our "lead independent director." The lead independent director is responsible for coordinating the activities of the independent directors, chairing executive sessions of the independent directors, reviewing and overseeing the board agenda and leading the board in connection with matters that require a leader other than the chairman. Executive sessions of independent directors are generally held in connection with each regularly scheduled in-person board meeting and at other times as necessary. The board of directors' policy is to hold executive sessions without the presence of management, including the chief executive officer and other non-independent directors. The audit committee and the compensation committee of the board of directors also generally meet in executive session at least on a quarterly basis and the nominating and governance committee and corporate development committee generally meet in executive session on at least an annual basis and at other times as necessary.

        In considering its leadership structure, the board has taken a number of factors into account. The board—which consists of a substantial majority of independent directors who are highly qualified and experienced—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the audit, compensation and nominating and governance committees are comprised entirely of independent directors. Further, as discussed above, the board has designated one of its independent members as "lead independent director" with significant responsibilities. Based on these factors, the board believes that this leadership structure provides us with strong and consistent leadership and appropriate oversight.

Corporate Governance Guidelines and Code of Ethics

        Our management and our board of directors regularly review and evaluate our corporate governance practices. The board of directors has adopted corporate governance guidelines that address the composition of and policies applicable to the board of directors. Our board of directors has adopted a code of ethics for our principal executive and senior financial officers. The code applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Any substantive amendments to or waivers of the code of ethics relating to the executive officers or directors of the Company will be disclosed promptly on our website. Our corporate governance guidelines and our code of ethics are available on our corporate website at www.netsuite.com under the headings "Company/Investors/Corporate Governance" or in print by contacting Investor Relations at our principal executive offices.

        Under our corporate governance guidelines, a director appointed by our board to fill a vacancy must stand for election at our next annual meeting of stockholders, regardless of whether the other directors in the same class as the newly appointed director are standing for election at such annual meeting. In addition, our corporate governance guidelines provide that no director on our board may serve on the board of directors of more than three publicly traded companies in addition to our board. Finally, our corporate governance guidelines now contain equity ownership guidelines for our executive officers and non-employee directors. See the sections titled "Executive Compensation; Compensation Discussion and Analysis; Other Compensation Policies" and "Director Compensation; Equity Awards" for a description of these equity ownership guidelines.

Whistleblower Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing matters, or the reporting of fraudulent financial information, such individual may report their concern by sending a letter (which may be anonymous at the discretion of the reporting person), to us at our principal executive offices to the attention of the general counsel or, if such individual is uncomfortable reporting to the general counsel, to the attention of the chairman of the audit committee. Individuals may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system available on our Intranet website.

Director Nomination Procedures

        The nominating and governance committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the nominating and governance committee will take into consideration the needs of the board and the qualifications of the candidate. The nominating and governance committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and governance committee, a stockholder must submit the recommendation in writing and must include the following information:

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  the name of the stockholder and evidence of the person's ownership of our stock, including the number of shares owned and the length of time of ownership;

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  the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company; and

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  the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

        The stockholder recommendation and information described above must be sent to the corporate secretary at our principal executive offices and must be received by the corporate secretary not less than 90 days or more than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. If the date of our annual meeting changes by more than 30 days from the anniversary of the prior year's annual meeting then the stockholder recommendation and information described above must be received by the corporate secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

        The nominating and governance committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of NetSuite and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating and governance committee examines a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the board, ability to complement the competency and skills of the other board members and independence from management and the Company. The nominating and governance committee also seeks to have the board represent a diversity of backgrounds and experience.

        Among other attributes, the nominating and governance committee may consider a director candidate's diversity of background and personal experience. In this context, diversity may encompass a candidate's particular race, ethnicity, national origin and gender, geographic residency, educational and professional history, community or public service, expertise or knowledge base and/or other tangible and intangible aspects of the candidate's background in relation to the personal characteristics of current directors and other potential director candidates. The nominating and governance committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, and a candidate's background and personal experience, while important, does not necessarily outweigh other attributes or factors the nominating and governance committee may consider in evaluating any particular candidate.

        The nominating and governance committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The nominating and governance committee looks for persons meeting the criteria above. The nominating and governance committee also, from time to time, in its discretion, may engage firms that specialize in identifying director candidates. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the nominating and governance committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating and governance committee determines that the candidate warrants further consideration by the committee, the chairman or another member of the committee would contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the nominating and governance committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The nominating and governance committee members and other board members may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, nominating and governance committee members or other board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Company also conducts a background check prior to appointing any new board members. The nominating and governance committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the nominating and governance committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Communications with Directors

        Our board of directors encourages stockholders or other interested parties who are interested in communicating directly with our independent directors as a group to do so by writing to the independent directors in care of our Secretary. Stockholders and interested parties may each send communications by mail to: Secretary, NetSuite Inc., 2955 Campus Drive, Suite 100, San Mateo, CA 94403-2511. Interested party correspondence addressed to our independent directors will be reviewed by our Secretary or his or her designee, who will forward to our independent directors all correspondence that, in the opinion of our Secretary, deals with the functions of the board or committees thereof or that our Secretary otherwise determines is appropriate to be sent to them.

PROPOSAL 2

APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN

        The stockholders are being asked to approve a new employee stock purchase plan, the 2015 Employee Stock Purchase Plan (the "ESPP"). Our board of directors has determined that it is in the best interests of NetSuite and its stockholders to have an employee stock purchase plan and has adopted the ESPP, subject to approval from the stockholders at the Annual Meeting. If approved by our stockholders, the ESPP would become effective as of the date the Board approved the ESPP. Our board of directors has adopted the ESPP and has reserved a total of 3,500,000 shares of NetSuite's common stock for purchase under the ESPP, subject to stockholder approval at the 2015 Annual Meeting. As of the date hereof, no rights to purchase shares of our common stock have been granted pursuant to the ESPP.

Reasons for Voting for Approval of the ESPP

        If approved, the ESPP will be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The ESPP allows our employees to buy our shares of Company common stock (the "Shares") at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to maintain competitive. If the proposed ESPP is not approved by the Company's stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term stockholder value could be adversely affected.

Description of the ESPP

        The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Appendix A to this proxy statement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ESPP AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the ESPP

        The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by the specific language of the ESPP, which is attached as Appendix A to this Proxy Statement.

General

        The ESPP was adopted by our board of directors in April 2015, subject to stockholder approval at the 2015 Annual Meeting. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of NetSuite's common stock through contributions, generally through payroll deductions. The ESPP permits our board of directors or the compensation committee (referred to herein as the "administrator") to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by our the board of director or other committee (including the compensation committee) administering the ESPP that are designed to achieve desired tax or other objectives.

Shares Available for Issuance

        If our stockholders approve this proposal, a total of 3,500,000 shares of NetSuite's common stock will be reserved for issuance under the ESPP.

Administration

        Our board of directors or the compensation committee administers the ESPP. All questions of interpretation or application of the ESPP are determined by the administrator and its decisions are final and binding upon all participants. The administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, to designate separate offerings under the ESPP, to adjudicate disputed claims under the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP. The administrator is further authorized to adopt rules and procedures regarding eligibility to participate, the definition of "compensation," handling of contributions, and making of contributions to the ESPP, among other responsibilities.

Eligibility

        Each employee of NetSuite (or NetSuite's designated subsidiaries or affiliates) is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (i) immediately after the grant, such employee would own 5% or more of the combined voting power of all classes of capital stock of NetSuite or its parents or subsidiaries, or (ii) his or her rights to purchase stock under all of NetSuite's employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as of the fair market value of the shares on the beginning of the offering period) for each calendar year. In addition, the administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the administrator in its discretion), (iv) is an executive, officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

Offering Period

        Unless otherwise determined by the administrator, each offering period under the ESPP will have a duration of approximately 6 months, commencing on the first trading day on or after May 10 of each year and terminating on the first trading day on or before November 9, approximately 6 months later, and commencing on the first trading day on or after November 10 of each year and terminating on the first trading day on or before May 9, approximately 6 months later. The first offering period under the ESPP will commence on the first trading day on or after November 10, 2015 and will terminate on the first trading day on or before May 9, 2016. The administrator, in its discretion, may modify the terms of offering periods before they begin, provided that no offering period may last more than 27 months.

Participation

        The ESPP permits participants to purchase Shares through payroll deductions of up to 15% of their eligible compensation, which includes base straight time gross earnings, but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee's employment with NetSuite or one of NetSuite's designated subsidiaries or affiliates terminates. On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised on the last trading day of the offering period to the extent of the contributions made during such offering period.

Purchase Price

        Unless and until the administrator determines otherwise, the purchase price will be 85% of the lesser of the fair market value of our common stock on (i) the first day of the offering period, or (ii) the last day of the offering period, subject to compliance with the Code and the terms of the ESPP. The fair market value of our common stock on any relevant date will be the closing price of our stock as reported on New York Stock Exchange.

Payroll Deductions; Payment for Shares

        Contributions are accumulated throughout each offering period, generally through payroll deductions. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of a participant's contributions during that offering period by the purchase price; provided, however, that a participant may not purchase more than 500 shares each offering period. During an offering period, a participant may discontinue his or her participation in the ESPP and generally may not change the rate of payroll deductions in an offering period except to cease deductions (change contribution rate 0%) but remain eligible to purchase shares on the next purchase date with funds previously contributed. No fractional shares will be purchased under the ESPP and any contributions accumulated in a participant's account that are not sufficient to purchase a full share will be refunded as soon as administratively possible after the end of the offering period.

        All participant contributions are credited to the participant's account, are generally only withheld in whole percentages and are included with NetSuite's general funds where permissible. Funds received by NetSuite pursuant to purchases under the ESPP will be added to the company's general funds but will not be segregated unless required by applicable law. A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal

        Generally, a participant may withdraw all of his or her contributions from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to NetSuite.

Termination of Employment

        Upon termination of a participant's employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the ESPP and the contributions credited to the participant's account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP, and such participant's right to purchase shares under the ESPP will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization

        In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of NetSuite, or other change in the corporate structure of NetSuite affecting our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of common stock covered by each right to purchase shares under the ESPP that has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation

        In the event of NetSuite's proposed dissolution or liquidation, the administrator will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date. The new purchase date will be prior to the dissolution or liquidation. If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Change in Control

        In the event of a merger or "change in control," as defined in the ESPP, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the ESPP purchase rights, the administrator will shorten the offering period with respect to which such ESPP purchase right relates by setting a new purchase date on which such offering period will end. The new purchase date will be prior to the merger or change in control. If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing, prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the ESPP

        The administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding. Generally, no such termination can adversely affect previously granted rights to purchase shares under the ESPP.

        Upon its approval by the stockholders, the ESPP will continue until terminated by our board of directors in accordance with the terms of the ESPP.

Plan Benefits

        Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its adoption by our board of directors.

Certain Federal Income Tax Information

        The following brief summary of the effect of the U.S. federal income taxation upon the participant and NetSuite with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

        The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. NetSuite generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND NETSUITE UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required and Board of Directors' Recommendation

        The 2015 Employee Stock Purchase Plan must be approved by a majority of the votes cast, meaning that the 2015 Employee Stock Purchase Plan will be approved only if the number of votes "FOR" approval of the 2015 Employee Stock Purchase Plan exceeds the number of votes "AGAINST" approval of the 2015 Employee Stock Purchase Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE 2015 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On the recommendation of the audit committee, the board of directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The board of directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the board of directors will reconsider its selection, though a change will not necessarily be made. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders' best interests.

        KPMG LLP has audited our financial statements for the period beginning from December 31, 2005 to the fiscal year ended December 31, 2014. We expect representatives of KPMG LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Audit and Non-Audit Fees

        The following table sets forth fees billed for professional audit services and other services rendered to us by KPMG LLP during the fiscal years ended December 31, 2014 and 2013:

	2014(1)	2013(2)
Audit Fees(3)	$1,491,385	$1,460,922
Audit-Related Fees(4)	147,500	160,000
Tax Fees	—	—
All Other Fees	—	—

Total	$1,638,885	$1,620,922

(1)
Includes $23,215 for out-of-pocket expenses.

(2)
Includes $23,447 for out-of-pocket expenses.

(3)
Audit Fees include fees for professional services rendered in connection with the audit of our annual financial statements included in our Form 10-K, the review of the financial statements included in our Form 10-Q, attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for those fiscal years.

(4)
Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including a SOC1 audit report.

Policy on Pre-Approval of Audit and Non-Audit Services

        It is the policy of our audit committee to pre-approve all audit and permissible non-audit services to be performed by KPMG LLP. Our audit committee pre-approves services by authorizing either generally or specifically projects within the categories outlined above, subject to budgeted amounts. To ensure prompt handling of unexpected matters, the audit committee delegates to the chair of the audit committee the authority to address any requests for pre-approval of services between audit committee meetings; provided, however, that such additional or amended services may not affect KPMG LLP's independence under applicable SEC rules. Any such pre-approval decisions that are made by the chair of the audit committee must be reported to the audit committee at its next scheduled meeting.

        All KPMG LLP services and fees in 2014 were pre-approved by the audit committee.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report shall not be deemed to be (i) "soliciting material," (ii) "filed" with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), except to the extent the Company specifically incorporates it by reference into such filing.

Role of the Audit Committee

        The audit committee operates under a written charter originally adopted by the board of directors on April 11, 2007, which provides that its functions include the oversight of the quality of the Company's financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company's independent registered public accounting firm including reviewing their independence, reviewing and approving the planned scope of the Company's annual audit, reviewing and pre-approving any non-audit services that may be performed by the Company's independent registered public accounting firm, reviewing with management and the Company's independent registered public accounting firm the adequacy of internal financial controls, overseeing and monitoring the Company's internal audit function, assisting with overseeing the Company's enterprise risk management program, and reviewing the Company's critical accounting policies and estimates, and the application of U.S. generally accepted accounting principles. The audit committee held eight (8) meetings during 2014.

        The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and an independent audit of the Company's internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee's responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year Ended December 31, 2014

        The audit committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2014 with management. The audit committee discussed with KPMG LLP the matters required to be discussed under the Public Company Accounting Oversight Board standards.

        The audit committee received the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the audit committee has discussed with KPMG LLP its independence from the Company and its management.

        The Company's management has established and the audit committee has reviewed and approved procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by NetSuite employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

        Based on the audit committee's review and discussions with management and KPMG LLP, the audit committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

        Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG LLP is in fact "independent."

THE AUDIT COMMITTEE
Steven J. Gomo (Chair)
Deborah Farrington
Catherine Kinney
Kevin Thompson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2015 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

        Applicable percentage ownership is based on 77,406,855 shares of common stock outstanding at February 28, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, restricted stock units ("RSUs") or other convertible securities held by that person or entity that are currently exercisable or otherwise may be acquired within 60 days of February 28, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an "*".

        Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o NetSuite Inc., 2955 Campus Drive, Suite 100, San Mateo, CA 94403-2511.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Shares Currently Held(a)		Common Shares That May Be Acquired Within 60 Days of February 28, 2015(1)(b)	Total Beneficial Ownership (a)+(b)	Percent of Class (%)(2)
5% Stockholders:
Entities beneficially owned by Lawrence J. Ellison(3)	31,964,891		—	31,964,891	41.3
T. Rowe Price Associates, Inc.(4)	7,871,791		—	7,871,791	10.2
Directors and Executive Officers:
Zachary Nelson	856,535		325,586	1,182,121	1.5
Evan Goldberg	2,421,753	(5)	111,404	2,533,157	3.3
James McGeever	197,767		43,092	240,859	*
Ronald Gill	17,274		40,456	57,730	*
Marc Huffman	—		11,261	11,261	*
William Beane III	5,220		6,395	11,615	*
Deborah Farrington	4,449		67,399	71,848	*
Steven J. Gomo	2,436		9,913	12,349	*
Catherine R. Kinney	4,777		52,507	57,284	*
Kevin Thompson	4,533		10,338	14,871	*
Edward Zander	9,997	(6)	52,507	62,504	*
All executive officers and directors as a group (13 persons)	3,560,676		785,786	4,346,462	5.6

*
Less than 1%.

(1)
Includes shares issuable upon exercise of outstanding options held by our directors and executive officers exercisable within 60 days of February 28, 2015. Also includes shares issuable within 60 days of February 28, 2015 upon vesting of RSUs held by our directors and executive officers.

(2)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 77,406,855 shares of common stock outstanding as of February 28, 2015 and the number of shares of common stock that such person or group had the right to acquire within 60 days after February 28, 2015.

(3)
31,964,891 shares are held by NetSuite Restricted Holdings LLC, the membership interests of which are beneficially owned by Lawrence J. Ellison through a revocable trust. The LLC operating agreement for NetSuite Restricted Holdings LLC is subject to various terms and restrictions with respect to future voting and disposition of the shares held by such entity. See the section titled "Certain Relationships and Related Transactions/Other Transactions with Our Significant Stockholders/Lawrence J. Ellison" for a description of these terms and restrictions. The address for NetSuite Restricted Holdings LLC is 505 Montgomery Street, 5th Floor, San Francisco, CA 94111. Excludes 1,146,120 shares held in trust for David Ellison and 2,222,239 shares held directly by David Ellison. Also excludes 2,292,240 shares held in trust for Margaret Ellison. Mr. Ellison and NetSuite Restricted Holdings LLC disclaim beneficial ownership of the excluded shares.

(4)
Based solely on the information reported in the Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("T. Rowe Price") on February 10, 2015. Consists of 7,871,791 shares beneficially held by T. Rowe Price, 2,851,996 shares for which T. Rowe Price possesses sole voting power and 7,871,791 shares for which T. Rowe Price possesses sole dispositive power. The address for T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
All 2,421,753 shares held by The Evan and Cynthia Goldberg Revocable Trust. Mr. Goldberg is a Trustee of such Trust.

(6)
Includes 7,497 shares held by The Edward & Mona Zander Trust (Mr. Zander is a Trustee of such Trust) and 2,500 shares held by The Mona and Edward Zander Family Foundation (Mr. Zander and his spouse are officers of the Foundation).

 EQUITY COMPENSATION PLAN INFORMATION

        The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of December 31, 2014, including our 1999 Stock Plan (the "1999 Plan") and the 2007 Equity Incentive Plan (the "2007 Plan"):

Plan category	(a) Number of securities to be issued upon exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	5,080,422	$55.30	4,808,828	(3)

(1)
This does not include RSUs or PSUs which have a purchase price of $0.00 per award.

(2)
Consists of options granted under the 1999 Plan and option grants, restricted stock awards, RSUs and PSUs made under the 2007 Plan.

(3)
Consists of 4,808,828 shares that remain available for future grant under the 2007 Plan, which includes shares that rolled over from the 1999 Plan. Shares under the 2007 Plan are subject to automatic increase on January 1 of each year equal to the least of: (a) 9,000,000 shares, (b) 3.5% of the number of shares on the last day of the immediately preceding fiscal year that are outstanding and issuable pursuant to outstanding awards under our equity plans, or (c) such other amount as our board of directors may determine. We will not make future grants under the 1999 Plan. On January 1, 2015, the 2007 Plan was automatically increased by 2,873,938 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our named executive officers for 2014 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Overview

        Our goal is to be the leading provider of cloud-based business management software suites, which include Enterprise Resource Planning ("ERP"), Customer Relationship Management ("CRM"), Professional Services Automation ("PSA") and Ecommerce functionality that enable companies to manage most of their core business operations in our single integrated suite. To support this strategy and continue to deliver strong execution, we strive to provide an executive compensation program that attracts and retains talented and qualified senior executives to manage and lead our Company and motivates them to pursue and meet our corporate objectives. For this purpose, we use a mix of compensation elements including base salary, performance-based cash incentives, long-term equity incentives, and benefits, including potential post-termination severance and change of control benefits. In 2014, we positioned the target total direct compensation of our executive officers, including our named executive officers, to emphasize equity compensation, and a greater percentage of equity compensation allocated towards performance-based equity awards rather than time-based equity awards.

        Our named executive officers for 2014 were:

  •
  Zachary Nelson, President and Chief Executive Officer

  •
  Evan Goldberg, Chief Technology Officer

  •
  James McGeever, Chief Operating Officer

  •
  Ronald Gill, Chief Financial Officer

  •
  Marc Huffman, President, Worldwide Sales and Distribution

        We believe the compensation program for our named executive officers in 2014 and prior years was instrumental in helping us achieve strong financial performance in 2014. For 2014,

  •
  Revenue grew to $556.3 million, representing an increase of $141.8 million or 34% year-over-year.

  •
  Non-GAAP net income grew to $25.0 million, an increase of $5.1 million or 26% over the prior year.

  •
  Non-GAAP operating income grew to $28.8 million, an increase of $5.2 million or 22% over the prior year.

  •
  Operating cash flow grew to $74.9 million, representing an increase of $12.7 million or 20% over the prior year.

        Our strong 2014 performance was a critical factor in determining our compensation outcomes for 2014. As a result of strong revenue growth, operating income, and operating cash flow in 2014, our named executive officers received above-target payouts under the Executive Performance Based Cash Incentive Plan and under the third and fourth tranches of the performance stock unit ("PSUs") awards granted in 2012 (the "2012 PSUs") that were eligible for vesting based on 2014 performance.

Compensation Philosophy, Objectives, and Challenges

  Compensation Philosophy and Objectives

        The overall objective of our executive compensation program is to tie executive compensation to the performance of our company and management. We have created an executive compensation program that has a mix of short-term and long-term components, cash and equity elements and fixed and contingent payments in proportions that we believe provide appropriate incentives to retain and motivate our named executive officers and other senior executives and management team and help to:

  •
  support our performance-based approach to managing pay levels to foster a goal oriented, highly-motivated management team whose members have a clear understanding of business objectives and shared corporate values;

  •
  link pay to performance using defined and measurable metrics;

  •
  align the interests of our executive officers with those of our stockholders;

  •
  allocate company resources to effectively exploit our technological capabilities in the development of new applications and services; and

  •
  achieve internal equity across our organization based upon position and level of responsibility.

        A significant amount of the overall compensation for each executive officer, including each named executive officer, is designed to be "at-risk" based on corporate and individual performance. As a result, "fixed compensation" (base salary and benefits) represented no more than 5% of each named executive officer's target total direct compensation for 2014. We believe this approach is appropriate and consistent with our compensation philosophy and our desire to align the executive officers' interests with stockholders and to reward our executive officers when our company performs well. This approach also is consistent with the Select Peer Group and compensation survey data that shows a significant portion of the compensation opportunities for comparable executives in the form of equity-based awards or performance-based cash awards.

        The charts below highlight the "at-risk" compensation of our chief executive officer and named executive officers as compared with the "at-risk" compensation of chief executive officers and named executive officers at the median level in our Select Peer Group as of October 2013. By percentage, a greater portion of the compensation for the chief executive officer and named executive officers is "at-risk" as compared with comparable executives at our Select Peer Group.

        The percentages above were calculated using base salary, non-equity incentive plan compensation (i.e., cash incentive compensation), grant date fair value of equity awards (not value actually received), and all other compensation as reported in the Summary Compensation Tables.

        Our executives' total realized compensation may vary significantly year-to-year based on company, functional area and individual performance. Further, the value of equity awards made to our executive officers, including our named executive officers, will vary based on our stock price performance.

  Compensation Program Challenges

        We strive to ensure that our executive compensation program is competitive with the practices of the companies with which we compete for talent to enable us to hire and retain the most highly qualified executives to manage each of our business functions. Like many companies in the Bay Area technology sector, we face challenges in hiring and retaining executives due to a relatively small pool of available executive talent for a comparatively large number of other Bay Area public companies and late-stage private companies. Larger and more established organizations in our industry seek to recruit top talent from smaller and less established companies in the sector just as smaller organizations look to attract and retain the best talent from the industry as a whole. The factors that contribute to this challenge of hiring and retaining a highly qualified executive team include the following:

  •
  As a high-growth company with rapidly growing revenues and expanding geographic and technical scope of operations, we require qualified and seasoned executives to manage and grow our business, making the services of our current executives more valuable and new executives more difficult to find.

  •
  Our executive team has specific skills in key functional areas that have contributed to the growth in our business. Given our rapid growth rate, the number of available executives that offer these skills is relatively low as compared with the opportunities available, particularly in the Bay Area.

  •
  As a leader in the highly competitive and rapidly changing cloud computing business, our employees and executives are highly attractive candidates for employment with other companies creating additional challenges for us to provide compensation incentives to enable us to retain them.

  •
  The replacement cost of our executive team is high given the tenure of our executives and the role they play in promoting the growth and development of our business. If any of our key executives were to leave, we anticipate having to provide valuable and meaningful compensation to a replacement executive, particularly in light of the limited pool of talent based on the factors described above.

Executive Compensation-Related Policies and Practices

        We maintain the following executive compensation policies and practices:

  •
  Independent Compensation Committee.  All executive compensation decisions are made by the compensation committee, which is comprised of independent directors. The compensation committee has established effective means for communicating with stockholders regarding its executive compensation ideas and concerns.

  •
  Independent Compensation Consultant.  The compensation committee has engaged its own compensation consultant, Compensia, Inc., a nationally recognized compensation consulting firm, to assist with its 2014 compensation reviews.

  •
  Annual Executive Compensation Review.  The compensation committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company.

  •
  Compensation At-Risk.  Our executive compensation program is designed so a significant portion of compensation is "at-risk" based on corporate performance and predominantly equity-based to align the interests of our named executive officers and stockholders.

  •
  Mixed Performance-Based Incentives.  Our executive compensation program includes a mix of performance-based short-term and long-term incentives with different metrics used for each type of incentive. This approach is consistent with market practices. We believe this design and the use of different metrics provide incentives to motivate our executives and align their interests with those of our stockholders. For 2014, we capped performance-based cash incentive compensation at 175% of the payout target and performance-based equity compensation at 200% of the payout target for the third and fourth tranches of the 2012 PSUs and 150% of the payout targets for our 2014 PSUs.

  •
  Multi-Year Vesting Requirements.  The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

  •
  No Retirement Plans.  We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our named executive officers that are not offered to all similarly situated employees.

  •
  "Double-Trigger" Change of Control Arrangements.  All change of control payments and benefits are based on a "double-trigger" arrangement requiring both a change of control of our company and an involuntary termination of employment before payments and benefits are paid.

  •
  Limit All Other Compensation.  We limit all other compensation to our named executive officers. For example, we do not have executive perquisites, such as club memberships or financial planning services.

  •
  Policy Against Hedging.  Our Insider Trading Compliance Policy prohibits members of our board of directors and our executive officers from engaging in short sales, short-term trading, short-term or speculative transactions giving the insider the ability to profit from a decline in our stock price, transactions involving derivative securities relating to our common stock, such as trades in puts or calls, and hedging transactions.

  •
  Equity Ownership Guidelines.  We maintain stock ownership guidelines for the named executive officers that require each to beneficially own a specified number of shares of our common stock.

Impact of 2014 Stockholder Advisory Vote on 2014 Executive Compensation

        In May 2014, we conducted a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote, at our Annual Meeting of Stockholders. Our stockholders approved the compensation of the named executive officers, with approximately 82.6% of the votes cast in favor of our executive compensation program.

        The compensation committee evaluated our executive compensation policies and practices throughout 2014 and determined we should maintain the compensation philosophy and objectives from prior years and retain our general approach to executive compensation. As a result, the compensation committee decided to maintain an emphasis on incentive compensation that rewards our most senior executives when they deliver value for our stockholders and, except as noted above, made no significant changes to our executive compensation program.

        Consistent with the recommendation of the board of directors and the approval of our stockholders in connection with the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the board of directors has adopted a policy providing for triennial advisory votes on the compensation of our named executive officers. Accordingly, the next non-binding, advisory vote on executive officer compensation currently is scheduled for our 2017 Annual Meeting of Stockholders.

Compensation Setting Process

        The compensation committee of our board of directors is responsible for our executive compensation program. The compensation committee currently consists of Ms. Farrington, as chairperson of the committee, Mr. Thompson and Mr. Zander. Each member has been determined to be and each current member remains an "outside director" for purposes of Section 162(m) of the Internal Revenue Code, a

"non-employee director" for purposes of Rule 16b-3 under the Exchange Act, and a "independent director" for purposes of the NYSE rules. In accordance with its charter, for 2014 and beyond, the compensation committee has and will evaluate, approve, administer and interpret our executives' compensation and benefit policies and practices.

        In 2014, our compensation committee, in consultation with Compensia, took the following actions in connection with setting the compensation of our named executive officers:

  •
  with input from our management team, reviewed and made appropriate adjustments to our Select Peer Group, as described below;

  •
  developed recommendations with regard to executive compensation structures with reference to the applicable Select Peer Group and the compensation survey results;

  •
  reviewed our practice regarding chief executive officer compensation, including determining evaluation criteria, reviewing the performance and determining the compensation earned, paid or awarded to our chief executive officer, independent of input from him;

  •
  assessed our policy to review on an annual basis the performance of our named executive officers with assistance from our chief executive officer and determining what it believed to be appropriate target total direct compensation based on competitive levels as measured against the applicable Select Peer Group and the compensation survey results; and

  •
  considered the results of the advisory "say-on-pay" vote.

Role of the Compensation Consultant

        The compensation committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2014, the compensation committee retained the services of Compensia to review and advise on all principal aspects of the executive compensation program, including providing recommendations regarding the composition of our Select Peer Group, analyzing publicly-available compensation data of peer group companies, compensation survey data, and other publicly available data (including applying its experience with other companies), and reviewing and advising on the target total direct compensation opportunities our executive officers, including base salaries, annual and long-term incentives, including associated performance goals. For 2014, Compensia also assisted the compensation committee with our equity compensation strategy, including providing data for establishing a target equity burn rate, grant value levels, and the appropriate mix and weight of different equity vehicles. Compensia reported directly to the compensation committee and not to management.

        In 2014, in addition to the compensation advisory services it provides to the compensation committee, Compensia also assisted us in reviewing and preparing disclosures for our proxy statement and providing advice to the nominating and governance committee on the compensation of our board of directors. The total cost of these additional services was significantly less than $120,000 in 2014.

        Based on the consideration of the various independence factors as set forth in the rules of the SEC and the NYSE, the compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has raised any conflict of interest.

Role of Management

        The compensation committee works collaboratively with members of management as well as Compensia in designing and developing new compensation programs applicable to our executive officers, including our named executive officers. The compensation committee directs management, including the chief executive officer, to prepare reports and recommendations for the review, discussion, modification and final approval by the compensation committee with respect to various aspects of our named executive officers' total compensation. The compensation committee believes, for example, that the executive officers have greater day-to-day insight into the key metrics on which company performance should be evaluated. Consequently, the compensation committee directs the chief executive officer, and for certain matters, the chief financial officer and senior human resources personnel, to prepare recommendations with respect to appropriate qualitative and quantitative criteria on which our named executive officers' performance might be based.

        The compensation committee may use these reports and recommendations provided by the chief executive officer or other executive officers in discharging its duties with respect to reviewing and setting named executive officer compensation. Other resources that our compensation committee may rely upon include an individual board member's respective experiences and recommendations, recommendations of Compensia, peer or competitive compensation data provided by Compensia or management, the deliberative process of the compensation committee, and any other resources that the compensation committee may determine are relevant. Once the compensation committee believes that it has the information necessary to conduct its deliberations, it does so (1) without further input of our named executive officers when discussing the chief executive officer's compensation and (2) with the chief executive officer's input, and often with his participation in the deliberations, when discussing the compensation for the remaining named executive officers.

        Once the compensation committee has made compensation decisions with respect to our named executive officer compensation, neither the chief executive officer nor any other named executive officer has any discretion or authority to increase or decrease the approved compensation, whether in the form of base salary, cash incentive compensation, equity compensation or benefits.

Market Comparisons: How We Define Our Market and How We Use Market Compensation Data

        To succeed in attracting top executives and retaining and motivating our named executive officers, we draw upon and access compensation data from a variety of sources, including relevant nationally recognized surveys (as listed below) to ensure we remain current on compensation trends and competitive in the marketplace. Our management and compensation committee review data that analyzes various cross-sections of our industry, including on-demand software services companies, software companies in our geographic area where we compete for talent and accounting software companies.

        For 2014, Compensia conducted two assessments for the compensation committee:

  •
  a total executive compensation review for the compensation committee that compared and analyzed each of our named executive officer's compensation by element and by target total compensation opportunities to those corresponding opportunities and elements of executives at the companies in the applicable Select Peer Group, as discussed below.

  •
  a review of the one- and three-year chief executive officer/chief financial officer pay versus peer performance against total stockholder return (TSR) and operational metrics (i.e., revenue growth and non-GAAP operating margin growth) (the "2014 Realized Pay Analysis"), which was used primarily to develop and structure the Second PSU Program, as discussed below.

  Defining the Market

        As in past years, we used two public company market references to compare by element and by target total compensation opportunities for our named executive officers to those in the market for setting 2014 compensation:

  •
  Publicly-Held Companies Survey.  Radford October 2013 High-Tech Industry Executive Compensation Survey; and

  •
  Select Peer Group.  Publicly available compensation data for: Aspen Technology, Inc., athenahealth, Inc., CommVault Systems, Inc., Concur Technologies, Inc., CoStar Group, Inc., Fortinet, Inc., Guidewire Software, Inc., j2 Global, Inc., Pandora Media, Inc., Qlik Technologies Inc., ServiceNow, Inc., SolarWinds, Inc., Splunk Inc., The Ultimate Software Group, Inc., Workday, Inc., and Yelp Inc.

        In assembling the Select Peer Group, the compensation committee considered companies that met the following criteria: (1) companies with similar financial, industry and size characteristic as us; (2) publicly traded software companies, principally on-demand software companies; and (3) companies that may compete with us for key leadership talent. In reviewing the 2014 Select Peer Group for appropriateness for 2014, as compared to 2013, Advent Software, Inc., Blackbaud, Inc., and RealPage, Inc. were removed from the list of comparable companies because they did not fit the criteria set forth above. ExactTarget, Inc. was removed from the list because it was acquired by salesforce.com, inc.

        Additionally, CoStar Group, Inc., Guidewire Software, Inc., Pandora Media, Inc., and Yelp Inc. were added to the Select Peer Group because they fit the criteria used to select our Select Peer Group companies. The compensation committee continued to review the compensation data from salesforce.com, inc. for reference purposes only.

        The compensation committee reviews our Select Peer Group at least annually.

  Use of Market Compensation Data

        The compensation committee uses the Select Peer Group and compensation survey data to inform itself about competitive market practices with respect to executive compensation. The compensation committee uses this information as a reference point in assessing the reasonableness and appropriateness of the overall target compensation opportunities for our executive officers, including our named executive officers. This information is only one of several factors that the compensation committee considers, however, in making its decisions with respect to the executive officer compensation. Other factors the compensation committee considers include: individual skills, performance, and contributions to our company objectives, anticipated future contributions to our company, tenure of service to us, internal relative alignment of compensation levels, vested status of an executive officer's equity awards, hiring or retention objectives, and the factors identified in the "Role of Management" section described above.

        The compensation committee makes its decisions on overall target direct compensation opportunities for our executive officers with reference to the competitive market represented by the Select Peer Group. We believe that the practices of the Select Peer Group, particularly as they relate to a range of compensation outcomes are appropriate in light of our outstanding performance as measured against companies in our Select Peer Group and our desire to retain our key executives in a competitive job market. The compensation committee, however, retains the flexibility to set overall target compensation opportunities outside of this range based on one or more of the factors listed above, as it determines are appropriate. We do not benchmark any element of compensation or measure the overall target compensation opportunities for our executive officers against a specific percentile.

Components of our Compensation Program

        Our executive compensation program consists of the following four primary components:

Base salary	To compensate our executive officers for their day-to-day efforts based on demonstrated experience, competencies, and performance.
Performance-based cash incentives	To motivate and reward achievement of our annual strategic goals only if we achieve our short-term goals, consistent with our "pay-for-performance" philosophy.
Long-term incentive compensation

To align our executive officers' interests with the long-term interests of our stockholders and to achieve our retention objectives through multi-year vesting requirements and through performance-based vesting requirements linked to our long-term strategic goals.

Benefits(including post-employment compensation)

To retain our executive officers and reduce the degree to which the possible loss of employment might affect our executives' willingness to take risks or enter into strategic relationships and transactions that, while potentially beneficial to our stockholders, might result in the termination of the executive's employment.

        We believe that each individual component is useful in achieving one or more of the objectives of our executive compensation program and that, together, these components have been and will continue to be effective in achieving our overall objectives.

        Base Salary.    Base salary is used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, as well as the prevailing market conditions. The base salary of our named executive officers are generally reviewed on an annual basis and adjustments may be made to reflect performance-based factors, as well as competitive conditions, experience and tenure. We have in the past few years referred to public company surveys, as well as data from our Select Peer Group, and may in the future continue to compare our base salary against those public companies we consider to be appropriate market comparables. Where it is determined that our base salary is not competitive, market data may inform, but will not be the sole basis for, decisions to adjust base salary.

        In 2014, the compensation committee reviewed the compensation survey data of public companies and our Select Peer Group and made competitive adjustments to the base salaries of Messrs. McGeever and Gill to bring their target total cash compensation opportunities (which includes base salary and performance-based cash incentives) to within the reference point range. The base salary increases were effective as of January 1, 2014. Mr. Huffman's base salary was increased in May 2014 in connection with his promotion to a level that brought his target total cash compensation opportunity to within the reference point range. No changes were made to the base salaries of Mr. Nelson and Mr. Goldberg.

        The base salaries of our named executive officers in 2014 were as follows:

Named Executive Officer	2014 Base Salary ($)
Zachary Nelson	500,000
Evan Goldberg	400,000
James McGeever	380,000
Ronald Gill	345,000
Marc Huffman	266,667	*

*
Mr. Huffman's annual base salary was increased to $300,000 in May 2014 in connection with his promotion. The amount in the table above represents the total amount of base salary he received during 2014.

        Performance-Based Cash Incentives.    Performance-based cash incentives are paid to our named executive officers based on the achievement of corporate performance objectives and a qualitative assessment of the applicable officer's individual performance, each as determined by the compensation committee. The corporate objectives may change from year to year as our company grows and market conditions evolve and different priorities are established, but the compensation committee plans to continue to set those performance objectives and to measure performance against them. In 2014, the target performance-based cash incentive compensation opportunities for our named executive officers ranged from 50% to 100% of annual base salary. The compensation committee referred to external market data, the individual's past and potential future contributions, our company's short-term and long-term objectives, and the other factors it deemed relevant in determining the applicable target percentages for each named executive officer.

  2014 Performance-Based Cash Incentive Program

        In March 2014, the compensation committee established the performance-based cash incentive opportunities and the weighting of the corporate and individual performance components for our named executive officers under the Executive Performance Based Cash Incentive Plan for 2014 (the "2014 Cash Incentive Program"), which consisted of a financial performance component (75% weight) and an individual performance component (25% weight). Each named executive officer's target annual performance-based cash incentive opportunity was made retroactive to January 1, 2014 (other than Mr. Huffman's increase, which became effective in May 2014 in connection with his promotion). The target annual performance-based cash incentive opportunity and the allocations of the total annual performance-based cash incentives between the financial performance component and individual performance component (as percentages of the total annual performance-based cash incentives) for each named executive officer were as follows:

Named Executive Officer	2014 Target Performance- Based Cash Incentive Opportunity ($)		Financial Performance Component (%)	Individual Performance Component (%)
Zachary Nelson	500,000		75	25
Evan Goldberg	200,000		75	25
James McGeever	386,000		75	25
Ronald Gill	238,000		75	25
Marc Huffman	200,000	*	75	25

*
Mr. Huffman's target performance-based cash incentive opportunity was set in May 2014 in connection with his promotion. The amount in the table above represents the target performance-based cash incentive opportunity under the 2014 Cash Incentive Program pro-rated to the date of his promotion. Mr. Huffman also received bonus payments in 2014 under his MBO plan in effect prior to his promotion, as discussed in greater detail under the "Huffman MBO Plan" section below.

        In determining the 2014 target annual performance-based cash incentive amounts, the compensation committee reviewed the compensation survey data of public companies and our 2014 Select Peer Group. The target annual performance-based cash incentive opportunities for Messrs. McGeever and Gill were increased in connection with their increases in base salary, such that their target total cash compensation opportunities were within the reference point range. Mr. Huffman's target annual performance-based cash incentive opportunity was established in connection with his promotion as our top sales executive in May 2014 to a level our compensation committee believed that provided him appropriate incentives to drive and grow our business through sales. No adjustments were made to the target annual performance-based cash incentive opportunities for Messrs. Nelson and Goldberg.

        Individual Performance Component.    For the individual performance component, payments were determined at the discretion of the compensation committee based on a qualitative assessment of each named executive officer's individual performance by considering criteria such as professional effectiveness, leadership, strategic and operational execution and creativity. For 2014, 75% of each named executive officer's individual performance component was allocated evenly over each quarter and paid quarterly based on quarterly performance and the other 25% was paid annually based on annual performance.

        For 2014, the compensation committee determined that the named executive officers achieved the following payout levels against their individual goals for the quarterly individual performance component.

	Q1	Q2	Q3	Q4	ANNUAL
Zachary Nelson	90%	92%	100%	93%	95%
Evan Goldberg	95%	90%	100%	95%	95%
James McGeever	90%	80%	100%	90%	90%
Ronald Gill	95%	95%	100%	95%	96%
Marc Huffman	—	90%	100%	90%	93%

        Financial Performance Component.    For all named executive officers, the financial performance component for 2014 consisted of three core company performance objectives: GAAP revenue, non-GAAP operating income and non-GAAP operating cash flow.

        For purposes of the 2014 Cash Incentive Program, "non-GAAP operating income" was determined in accordance with how we calculate our publicly reported financial results, excluding the impact of stock-based compensation, amortization of intangibles, transition costs related to acquisitions, and one-time litigation settlement costs. For purposes of the 2014 Cash Incentive Plan, "non-GAAP operating cash flow" was determined in the same manner as GAAP operating cash flow excluding the impact of cash disbursements relating to acquisition transaction costs in accordance with how we calculate our publicly reported financial results. The weighting for each of these company performance objectives as a percentage of the financial performance component was as follows:

Company Performance Objectives	Percentage of Total Financial Performance Component (%)
GAAP Revenue Target	70
Non-GAAP Operating Income Target	15
Non-GAAP Operating Cash Flow Target	15

        Achievement of each of the target levels for each corporate performance objective was determined and paid out quarterly. Actual payouts under each of the corporate performance objectives were calculated on a sliding scale based on the outcome on each metric. More specifically, the payouts under the 2014 Cash Incentive Program for the corporate performance objectives were subject to the following thresholds and caps per target:

        Revenue:    If the minimum threshold of at least 95% of the revenue target level was achieved, there would be a payment of 25% of the target cash incentive applicable to the revenue objective. For achievement above the minimum threshold, the cash incentive amount would increase linearly upon achievement of up to 110% of the revenue target level. Each named executive officer could earn a cash incentive of up to 175% of his target cash incentive opportunity relating to the revenue component for an achievement of 110% or greater of the revenue target level. The chart below illustrates our quarterly 2014 revenue targets, actual achievement against those targets, and the corresponding percentage payouts to our named executive officers each quarter:

Revenue

	Q1	Q2	Q3	Q4
Target (in millions)	$121.7	$132.6	$142.7	$152.1
Achievement (% of Target)	101%	99%	101%	104%
Payout (%)	105%	90%	105%	125%

        Operating Income:    If the minimum threshold of at least 95% of the 2014 non-GAAP operating income target level was achieved, then there would be a payment of 25% of the target cash incentive applicable to the non-GAAP operating income target level. For achievement above the minimum threshold, the cash incentive amount would increase linearly upon achievement of up to 105% of the 2014 non-GAAP operating income target level. Each named executive officer could earn a cash incentive of up to 175% of the target cash incentive opportunity relating to the non-GAAP operating income component for achievement of 105% or greater of the 2014 non-GAAP operating income target level. The chart below illustrates our quarterly 2014 non-GAAP operating income targets, actual achievement against those targets, and the corresponding percentage payouts to our named executive officers each quarter:

Operating Income

	Q1	Q2	Q3	Q4
Target (in millions)	$3.0	$3.0	$8.7	$12.8
Achievement (% of Target)	197%	196%	99%	67%
Payout (%)	175%	175%	80%	0%

        Operating Cash Flow:    If the minimum threshold of at least 85% of the 2014 non-GAAP operating cash flow target level was achieved, then there would be a payment of 25% of the target cash incentive applicable to the non-GAAP operating cash flow target level. For achievement above the minimum threshold, the cash incentive amount would increase linearly upon achievement of up to 115% of the 2014 non-GAAP operating cash flow target level. Each named executive officer could earn a cash incentive of up to 175% of the target cash incentive opportunity relating to the non-GAAP operating cash flow component for achievement of 115% or greater of the 2014 non-GAAP operating income target level. The chart below illustrates our quarterly 2014 non-GAAP operating cash flow targets, actual achievement against those targets, and the corresponding percentage payouts to our named executive officers each quarter:

Operating Cash Flow

	Q1	Q2	Q3	Q4
Target (in millions)	$14.5	$10.2	$16.7	$26.6
Achievement (% of Target)	140%	184%	122%	79%
Payout (%)	175%	175%	175%	0%

        The target and actual performance-based cash incentive payments for 2014 for our named executive officers were as follows, based on the achievement against the financial performance component and individual performance component discussed above:

			Performance-Based Cash Incentive Actually Paid ($)
						Performance- Based Cash Incentive Actually Paid as Percentage of Base Salary (%)
Named Executive Officer	Base Salary ($)	Target Performance- Based Cash Incentive Opportunity ($)	Financial Performance ($)	Individual Performance ($)	Total Performance Based Cash Incentive Actually Paid ($)
Zachary Nelson	500,000	500,000	413,303	117,579	530,882	106
Evan Goldberg	400,000	200,000	165,281	47,500	212,781	53
James McGeever	380,000	380,000	314,034	85,500	399,534	105
Ronald Gill	345,000	238,000	196,685	57,231	253,916	74
Marc Huffman*	267,667	200,000	155,391	46,781	202,172	76

*
Mr. Huffman's annual base salary and target performance-based cash incentive opportunity were set in May 2014 in connection with his promotion. The amount actually paid in the table above represents the total amount of bonuses he received under the 2014 Cash Incentive Program pro-rated to the date of his promotion. Mr. Huffman also received commission payments in 2014 under his commission plan in effect prior to his promotion, as discussed in greater detail under the "Huffman MBO Plan" section below.

          For 2014, our named executive officers achieved, on average, approximately 105.1% of their target total performance-based cash incentive opportunity.

  Huffman MBO Plan

        Before his promotion in May 2014, Mr. Huffman participated in a MBO plan under which he was eligible to receive quarterly bonus payments based on achievement against individual MBOs relating to sales operations, recruiting, and new products. Following the end of the first quarter in 2014, we determined that Mr. Huffman achieved 95% of his first quarter MBOs resulting in payment of 95% of his quarterly bonus target, or $47,500. In addition, Mr. Huffman received commission payments totaling $18,013 in 2014 under his commission plan in effect prior to his promotion. In connection with his promotion in May 2014, Mr. Huffman's MBO plan terminated, and he became eligible to receive performance-based cash incentives under the 2014 Cash Incentive Program, as described above.

  Long-Term Incentive Program

        We believe providing long-term incentives in the form of equity awards promotes a corporate culture that supports strong long-term corporate performance and encourages our named executive officers to take a long-term outlook.

        Our long-term incentive program provides our named executive officers with incentives to align their interests with the interests of our stockholders. The compensation committee grants equity awards to our named executive officers to enable them to participate in the long-term appreciation of our common stock, while reducing or eliminating the economic benefit of such awards in the event our common stock does not perform well. Additionally, equity awards provide an important retention tool for our named executive officers.

        The long-term incentive component of our executive compensation program consist of two parts: (1) annual equity awards (in the form of stock options and RSU awards) and (2) multi-year performance-based equity awards (in the form PSU awards). The compensation committee believes that a mix of stock options and full-value awards helps to reduce some of the risk of options during turbulent economic times and remain competitive with our Select Peer Group and other comparable high-growth technology companies with which we compete for talent, most of whom offer full-value awards as a central piece of their executive equity compensation program.

        We use two methodologies to make external comparisons when we set the value of equity awards to be granted to each named executive officer. On an individual basis, we compare the fair value of the award to those made to executives within the applicable Select Peer Group using a Black-Scholes methodology valuation for options that is consistent with ASC Topic 718 and the reported value for other types of equity awards, and the number of equity awards granted by position as a percentage of total common shares outstanding. We believe these comparisons provide important additional context for assessing the competitiveness of our equity-based compensation practices with market practices.

        The value that each of our named executive officers will realize under his equity award will be dictated by our performance over time, our named executive officer's ability to create stockholder value, his organization level, his potential to take on roles of increasing responsibility and competitive equity award levels for similar positions and organization levels in our Select Group companies.

        In 2012, the compensation committee adopted a three-year equity strategy for our named executive officers to bring their equity award values to within the reference point range of our Select Peer Group. This strategy was driven by the fact that most of the named executive officers would be largely vested in their equity awards in early 2014. The compensation committee determined that this three-year equity strategy was necessary to retain the named executive officers and it was appropriate to spread this over a three-year period to incentivize our executives to drive long-term growth and promote alignment of our stockholders'

interests with the financial interests of our named executive officers. The three-year equity strategy was comprised of two components: (1) annual grants of stock options and RSUs and (2) a PSU award granted in 2012 that would be earned in four substantially equal tranches over the next three years based on achievement against pre-established financial performance objectives.

        At the end of 2013, the compensation committee adopted a new PSU program for Messrs. Nelson, Goldberg, McGeever, and Gill (the "Second PSU Program"). The Second PSU Program was comprised of two parts: (1) PSUs awards granted at the end of 2013 (the "2013 PSUs") and (2) additional PSU awards granted in the middle of 2014 (the "2014 PSUs"). The Second PSU Program is intended to motivate and incentivize these named executive officers to drive growth in our business, and provide retention incentives to stay with us over the long-term. In developing this program, the compensation committee reviewed the 2013 Realized Pay Analysis performed by Compensia and determined that additional PSU awards to these named executive officers would further our objective of strengthening the correlation between the estimated value that will be delivered to our stockholders and the estimated value that will be realized by our executive officers through our existing equity compensation arrangements as compared with our Select Peer Group. Specifically, the compensation committee observed that in 2012 and 2013, our total shareholder return ("TSR") was at the high end of the range of our peer companies on a one-year and three-year basis, while our operational performance in as measured by growth in revenue and operating margin over the same periods remained comparatively low. Based on Compensia's future estimates for performance, the compensation committee believed that additional performance-based equity awards would help bridge this gap but at the same time deliver value to these named executive officers only if we achieved our growth-oriented performance goals and these named executive officers continued to provide services to us through and following that achievement.

        The shares subject to PSU awards granted under the Second PSU Program would be earned based on our revenue growth and operating margin performance over specified periods, and would vest subject to continued service with us through each designated vesting date. In designing the Second PSU Program, the compensation committee believed it was important to select performance measures that were distinct from the cash-based incentive program and the 2012 PSUs in order to focus the efforts of our named executive officers on building and sustaining the long-term growth and success of our business. At the end of 2013, the compensation committee approved the 2013 PSUs with the size of each grant based largely on the compensation committee's determination of what size awards would be necessary to deliver value to our named executive officers at the upper quartile of equity awards granted by companies in our Select Peer Group based on estimates of future performance and additional factors it deemed appropriate.

        2014 Equity Awards.    In 2014, the compensation committee continued with the three-year equity strategy it adopted in 2012 and approved for our named executive officers grants of stock options and RSUs and set the performance measures and related target levels for the third tranche of the 2012 PSUs awards (as described in further detail under the PSUs section below). The number of shares subject to each grant of stock options and RSUs (viewed in the aggregate by value) was based on individual performance, review of the compensation survey and Select Peer Group data, and the compensation committee's assessment of the retention value of each named executive officer's existing equity awards. Additionally, further differentiation was made between the named executive officers based on competitive peer group data for their respective positions and the equity values being delivered to comparable executives within the reference point range, and the compensation committee's assessment of each executive's potential future contributions to us. In setting the equity value of Mr. Huffman's equity award in connection with his promotion in May 2014, the compensation committee considered the total estimated value of the equity holdings of comparable executives based on data from the Select Peer Group and compensation surveys, and set the size of his promotion grants at competitive levels.

        In 2014, the compensation committee granted the 2014 PSUs to Messrs. Nelson, Goldberg, McGeever, and Gill . These additional PSU awards were intended to further bridge the gap between the estimated value to be delivered to our stockholders and the estimated value that will be realized by our executive officers through our existing equity compensation arrangements as compared to the equity awards granted to the executives at the companies in our Select Peer Group. The compensation committee also believed the 2014 PSUs provided meaningful and necessary retention incentives to keep our core executive team focuses and driven to remain with us and work towards achieving long-term stockholder value through 2020. The target number of shares subject to each 2014 PSU award was based on estimate value of our existing and new equity awards (including the 2013 PSUs) that may be delivered to the named executive officer compared with our estimated TSR and operating performance as measured against the companies in our Select Peer Group. Additionally, further differentiation was made between the named executive officers based on competitive market data for their respective positions, individual performance, and the retention value of existing and new equity awards.

  Stock Options

        Annual stock option grants generally vest over a four-year period and vest ratably each month beginning one month following the vesting commencement date subject to continued service through each vesting date. All stock options are granted with an exercise price equal to the per share fair market value of our company's common stock on the date of grant. The compensation committee considers the factors described in the "Long-Term Incentive Program" discussion above in determining the size of each named executive officer's stock option grant. In 2014, we made the following annual stock option grants to our named executive officers:

Named Executive Officer	Options (#)	Grant Date Fair Value ($)
Zachary Nelson	56,132	$2,251,438
Evan Goldberg	26,477	$1,061,985
James McGeever	48,718	$1,954,064
Ronald Gill	22,241	$892,080
Marc Huffman	33,845	$943,135

  RSUs

        Annual RSU awards generally vest at a rate of 1/16th per quarter, subject to continued service with us. The compensation committee considers the factors described in the "Long-Term Incentive Program" discussion above in determining the size of each named executive officer's RSU grant. In 2014, we granted the following annual RSUs to our named executive officers:

Named Executive Officer	RSU (#)	Grant Date Fair Value ($)
Zachary Nelson	23,969	$2,459,459
Evan Goldberg	11,306	$1,160,109
James McGeever	20,803	$2,134,596
Ronald Gill	9,497	$974,487
Marc Huffman	43,550	$3,126,019

  PSUs

        2012 PSUs.    In 2012, the compensation committee granted our named executive officers the 2012 PSUs based upon its fundamental belief that performance should continue to be a significant factor in our overall equity compensation program. The PSUs that are earned are settled in shares of our common stock upon vesting.

        The 2012 PSUs were divided into four substantially equal tranches with the first three tranches eligible to vest based on our actual achievement against the performance objectives established (or to be established) by the compensation committee in and for each of the 2012, 2013, and 2014 fiscal years, respectively, and the remaining tranche, the fourth tranche, eligible to vest based on our achievement against the performance objectives established by the compensation committee in 2012 for the 2014 fiscal year. The compensation committee believed that establishing the performance objectives for half of the 2012 PSUs up front provided a valuable framework of short-term and long-term incentives, and retaining the discretion to establish the performance objectives at the beginning of each year for the remaining 2012 PSUs preserved the flexibility to implement performance objectives consistent with any changes to our business that may occur year-by-year.

        The table below illustrates for each of the four tranches (i) the relevant performance period and (ii) the year in which the performance goals were or will be established by the compensation committee:

	Tranche 1 (25% of 2012 PSU award)	Tranche 2 (25% of 2012 PSU award)	Tranche 3 (25% of 2012 PSU award)	Tranche 4 (25% of 2012 PSU award)
Performance Period	2012 Fiscal Year	2013 Fiscal Year	2014 Fiscal Year	2014 Fiscal Year
Establishment of Performance Goals (Year)	2012 Fiscal Year	2013 Fiscal Year	2014 Fiscal Year	2012 Fiscal Year

        2012 PSUs—Third Tranche.    During the first quarter of 2015, the compensation committee determined that the third tranche of the 2012 PSUs would become eligible to vest based on our achievements in revenue in 2014. This was the primary performance objective approved by the compensation committee for the first tranche of the 2012 PSUs. Revenue is one of our core performance objectives, and the compensation committee believed it created the appropriate short-term incentives for our named executive officers.

        We were required to achieve revenue in 2014 of $549.1 million for 100% of the third tranche of the 2012 PSUs to become eligible to vest. The minimum revenue threshold was $521.7 million for 2014. If we achieved this minimum threshold, 25% of the third tranche of the 2012 PSUs would be eligible to vest on the time-based vesting schedule described below. For revenue achievement above this minimum threshold, the number of 2012 PSUs in the third tranche that would be eligible to vest would increase linearly upon achievement of up to $567.6 million in revenue in 2014. The maximum number of 2012 PSUs in the third tranche that could become eligible to vest is 200% for achievement of revenue of $567.6 million or more in 2014. If we achieved less than the 2014 revenue target for the third tranche, any shares subject to the third tranche of 2012 PSUs immediately would be forfeited, and the named executive officer would not be eligible to earn them under the time-based vesting schedule.

        2012 PSUs—Fourth Tranche.    During the first quarter of 2015, the compensation committee determined that the fourth tranche of the 2012 PSUs would become eligible to vest based on our achievements in revenue in 2014. The revenue target originally was approved in March 2012 when the compensation committee granted the 2012 PSUs. We were required to achieve revenue in 2014 of $500.0 million for 100% of the fourth tranche of the 2012 PSUs to become eligible to vest. The minimum revenue threshold was $495.6 million for 2014. If we achieved this minimum threshold, 25% of the fourth tranche of the 2012 PSUs would be eligible to vest on the time-based vesting schedule described below. For revenue achievement above this minimum threshold, the number of 2012 PSUs in the fourth tranche that would be eligible to vest would increase linearly upon achievement of up to $543.5 million in revenue in 2014. The maximum number of 2012 PSUs in the fourth tranche that could become eligible to vest is 200% for achievement of revenue of $543.5 million or more in 2014. If we achieved less than the 2014 revenue target for the fourth tranche, any shares subject to the fourth tranche of 2012 PSUs immediately would be forfeited, and the named executive officer would not be eligible to earn them under the time-based vesting schedule.

        Any shares of our common stock subject to the third or fourth tranches of the 2012 PSUs that become eligible to vest based on achievement against the approved performance goals would vest as to one-third of each such tranche in February 2015, with the remaining shares vesting in equal annual installments over the next two years, subject to continued service with us.

        In February 2015, based on our actual achievement in revenue of the third and fourth tranche of the 2012 PSUs, the compensation committee determined that, based on revenue achievement of $556.3 million in 2014: the third tranche of the 2012 PSUs was payable at 126.11% of target and the fourth tranche of the 2012 PSUs was payable at 200.00% of target.

        The table below sets forth (i) the total number of shares reserved under each 2012 PSU award, (ii) the target number of shares in the third and fourth tranches of the 2012 PSUs and (iii) the actual number of shares in the third and fourth tranches of the 2012 PSUs that became eligible to vest under the time-based vesting schedule described above for each of our named executive officers:

Named Executive Officer	2012 PSU Award Total Shares Reserved (#)	2012 PSU Award Third Tranche Target Amount (#)	2012 PSU Award Third Tranche Actual Achievement (#)	2012 PSU Award Fourth Tranche Target Amount (#)	2012 PSU Award Fourth Tranche Actual Achievement (#)
Zachary Nelson	143,500	35,875	45,242	35,875	71,750
Evan Goldberg	104,000	26,000	32,789	26,000	52,000
James McGeever	89,500	22,375	28,218	22,375	44,750
Ronald Gill	38,500	9,625	12,139	9,625	19,250
Marc Huffman	31,000	7,750	9,774	7,750	15,550

        2014 PSUs.    In August 2014, the compensation committee approved the grant of the 2014 PSUs to Messrs. Nelson, Goldberg, McGeever, and Gill. The shares of our common stock subject to the 2014 PSU awards will become eligible to vest based on our growth over the performance period in two core performance measures: average annual revenue and non-GAAP operating margin. The performance period runs from the beginning of 2015 through the end of 2017. For these purposes, "non-GAAP operating margin" means the quotient obtained by dividing our non-GAAP operating income by our revenue as both numbers are reported in our press release that publicly discloses our financial results for the appropriate year, but subject to adjustment by the compensation committee for impact on revenue and expenses arising from any businesses acquired during the performance period, as such revenue and expense impact is projected by the financial model prepared by our financial department and reviewed and approved by the board of directors (or applicable committee) at the time of the acquisition.

        Any shares of our common stock subject to the 2014 PSUs that become eligible to vest based on achievement against the approved performance goals would vest as to 20% in February 2018 and 40% in February 2019 and February 2020, respectively, subject to continued service with us. Any of the 2014 PSUs that do not vest will immediately be forfeited.

        Based on the factors described in the "Long-Term Incentive Program" discussion above, in 2014, we granted the following 2014 PSUs to our named executive officers:

Named Executive Officer	2014 PSU (Target Shares #)	Grant Date Fair Value ($)
Zachary Nelson	238,067	$22,209,270
Evan Goldberg	119,033	$11,104,589
James McGeever	119,033	$11,104,589
Ronald Gill	83,323	$7,773,203

Other Compensation Policies

        Benefits.    We provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees: health, dental and vision insurance; life insurance; a Section 401(k) plan (U.S.-based employees only); a typical EAP or employee assistance program; short- and long-term disability insurance and accidental death and dismemberment insurance; and medical and dependent care flexible spending accounts (U.S.-based employees only).

        We believe these benefits are generally consistent with those offered by companies with which we compete for employees. We do not provide special perquisites or other special benefits to our executive officers.

        Severance Compensation and Termination Protection.    Based upon a review of comparable market data at the time the arrangements were entered into in prior years, the compensation committee previously approved severance and change of control agreements with each of our named executive officers. The compensation committee believes that severance agreements are necessary to provide competitive executive compensation packages. The compensation committee also believes that change of control protection serves to minimize the distraction caused by a potential transaction and reduces the risk that a named executive officer departs our company before a transaction is consummated. We believe that a pre-existing change of control plan will allow our executive officers to focus on continuing normal business operations and ensuring the success of a potential business combination, rather than focusing on alternative employment. We also believe that providing similar change of control benefits to all of our named executive officers provides an appropriate level of consistency among the named executive officers so that their interests are aligned during a potential business combination. Severance payments and benefits are provided only upon termination of employment following a change of control of our company (a so-called "double-trigger" arrangement) so that a potential acquirer that wishes to retain a named executive officer during a transition period or over the long-term will have an opportunity to do so.

        Additional details regarding the severance payments and benefits payable to our named executive officers, including estimates of amounts payable upon termination of employment, are disclosed in the section titled "Severance and Change of Control Arrangements" contained in this proxy statement.

        Equity Award Grant Policy.    Our board of directors adopted an Equity Award Grant Policy, which was most recently amended in 2014. The Equity Award Grant Policy sets forth the material terms of stock option, RSU and PSU awards under the 2007 Equity Incentive Plan. Under the policy, equity awards for new-hires are generally granted in the middle of the second month of each fiscal quarter after the action authorizing the grants becomes effective, which is intended to follow, without much delay, our earnings announcements for the prior fiscal quarter. Our board of directors or compensation committee may approve grants that are exceptions to the policy, which it did when it approved the 2014 PSU awards as described above. With respect to annual equity awards, the compensation committee adopted a policy whereby annual awards are granted in the first quarter of the calendar year to align these annual awards with the determination of the prior years' financial results and performance reviews.

        Equity Ownership Guidelines.    The compensation committee adopted equity ownership guidelines for all of our executive officers to help ensure that we maintain close alignment between the interests of our executive officers and those of our stockholders. Under our equity ownership guidelines, our chief executive officer is expected to own shares of our common stock valued at three times his annual base salary, and each other executive officer is expected to own shares of our common stock valued at one times his or her annual base salary. This guideline is subject to a five-year pro-rated phase in period for newly appointed executive officers. At the end of 2014, all of the named executive officers were in compliance with the equity ownership guidelines.

        Policy Against Short Sales, other Put-Equivalent Investment and Hedging Transactions.    All of our directors, officers and employees are subject to our Insider Trading Compliance Policy. Our Insider Trading Compliance Policy prohibits, among other things, insiders from engaging in short-term or recurring speculative transactions in our securities, including (i) short sales, (ii) short-term trading, (iii) any short-term or speculative transaction whereby the insider could profit from a decline in our stock price, (iv) transactions involving publicly traded options or other derivatives, such as trade in puts or calls in our stock, and (v) hedging transactions.

        Compensation Recovery Policy.    Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax Considerations

        Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to certain other highly compensated officers (other than our chief financial officer) to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of "performance-based" compensation. In addition to salary, upon the exercise of stock options, the excess of the market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause a covered officer's total compensation to exceed $1,000,000. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee considers tax deductibility under Section 162(m) as a factor in compensation structure. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer's performance.

Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 (ASC 718), for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the company's financial statements (as well as the compensation tables below), even though recipients may never realize any value from their awards or a value vastly different than the value shown. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Risk Considerations

        The board of directors, in cooperation with management, reviewed our 2014 compensation programs. The board of directors believes that the mix and design of the elements of such programs do not encourage our employees to assume excessive risks and accordingly are not reasonably likely to have a material adverse effect on our company. We have designed our compensation programs to be balanced so that our employees are focused on both short and long-term financial and operational performance. In particular, the weighting towards long-term incentive compensation discourages short-term risk taking. Goals are appropriately set with targets that encourage growth in the business, while doing so in a manner that encourages profitability. Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking. See the section titled "Risk Oversight" above for an additional discussion of risk considerations.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report shall not be deemed to be (i) "soliciting material," (ii) "filed" with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent our company specifically incorporates it by reference into such filing.

        The compensation committee held nine (9) meetings during 2014.

        We, the compensation committee of the board of directors of NetSuite Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into NetSuite's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THE COMPENSATION COMMITTEE

  Deborah Farrington (Chair)
  Kevin Thompson
  Edward Zander

Compensation Committee Interlocks and Insider Participation

        During 2014, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table provides information regarding the compensation of our principal executive officer, principal financial officer and each of the next three most highly compensated executive officers during our year ended December 31, 2014. We refer to these executive officers as our "named executive officers."

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Zachary Nelson	2014		500,000	28,349,863	(4)	2,251,438	530,782	8,908	(5)	31,640,991
President, Chief Executive	2013		500,000	9,769,193	(6)	1,631,027	573,360	9,848	(7)	12,483,428
Officer and Director	2012		476,250	4,285,122	(8)	678,058	441,096	9,581	(9)	5,890,107
Evan Goldberg	2014		400,000	14,932,557	(10)	1,061,985	212,781	5,380	(11)	16,612,703
Chief Technology Officer and	2013		400,000	4,239,086	(12)	470,505	228,376	5,320	(13)	5,343,287
Chairman of the Board	2012		393,750	3,105,664	(14)	491,476	182,275	12,285	(15)	4,185,450
James McGeever	2014		380,000	15,535,083	(16)	1,954,064	399,534	5,380	(17)	18,274,061
Chief Operating Officer	2013		360,000	6,505,838	(18)	1,411,480	408,938	5,320	(19)	8,691,576
	2012		345,000	2,673,607	(20)	423,902	208,264	5,340	(21)	3,656,113
Ronald Gill	2014		345,000	9,735,311	(22)	892,080	253,916	8,380	(23)	11,234,687
Chief Financial Officer	2013		325,000	3,371,439	(24)	658,673	258,398	9,320	(25)	4,622,830
	2012		297,500	1,227,620	(26)	260,788	160,925	8,824	(27)	1,955,656
Marc Huffman	2014		266,667	3,921,247	(28)	943,135	267,685	8,050	(29)	5,406,784
President, Worldwide Sales and	2013	(30)
Distribution	2012	(30)

(1)
The amounts shown in this column represent the grant date fair values for the RSUs and PSUs awarded in 2014, 2013 and 2012, respectively. The grant date fair value of the performance-based awards reflected in this column for 2014, 2013 and 2012 represents 100% of the total PSUs, which was determined to be the probable outcome of the performance conditions at the date of grant. Further information regarding the 2014 awards is included in the "Grants of Plan-Based Awards in Fiscal 2014" and "Outstanding Equity Awards at December 31, 2014" tables later in this proxy statement. See Note 13 of the notes to our consolidated financial statements contained in our 2014 Annual Report on Form 10-K filed on March 2, 2015 for a discussion of all assumptions made by us in determining the values of equity awards.

(2)
The amounts shown in this column represent the grant date fair values of the stock options awarded in 2014, 2013 and 2012, respectively. See Note 13 of the notes to our consolidated financial statements contained in our 2014 Annual Report on Form 10-K filed on March 2, 2015 for a discussion of all assumptions made by us in determining the values of equity awards.

(3)
The amounts in this column represent total performance-based cash incentives earned for services rendered during 2014, 2013 and 2012 under our Performance Based Cash Incentive Plan for all named executive officers. The amount for Mr. Huffman in 2014 also includes $65,513 that was paid to him in the first quarter of 2014 before he was promoted to an executive officer under his MBO and commission Plans.

(4)
Includes the grant date probable value of $3,681,134 for PSUs related to tranche 3 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $7,362,268. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 3 of the 2012 PSU award was determined when the performance goals were established in February 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $22,209,270 of the 2014 PSUs. The value of the maximum potential payout for the 2014 PSUs is $33,313,905.

(5)
Comprised of $4,000 of 401(k) matching, $1,518 of life insurance premiums, $390 for long-term disability premiums and $3,000 for employer matching in a health savings account.

(6)
Includes the grant date probable value of $2,697,083 for PSUs related to tranche 2 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $5,394,165. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 2 of the 2012 PSU award was determined when the performance goals were established in February 2013. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $3,414,377 of the 2013 PSUs. The value of the maximum potential payout for the 2013 PSUs is $3,926,534.

(7)
Comprised of $4,000 of 401(k) matching, $1,518 of life insurance premiums, $330 for long-term disability premiums and $4,000 for employer matching in a health savings account.

(8)
Includes the grant date probable value of $3,614,765 for PSUs related to tranches 1 and 4 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $7,229,530. The probable value for 2012 PSUs related to tranche 2 was determined in February 2013 when the performance goals were approved (see Footnote 6 of the "Summary Compensation Table") and to tranche 3 will be determined when the performance goals are approved in 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established.

(9)
Comprised of $3,570 of 401(k) matching, $1,518 of life insurance premiums, $330 for long-term disability premiums and $3,961 for employer matching in a health savings account and $202 in other amounts.

(10)
Includes the grant date probable value of $2,667,860 for PSUs related to tranche 3 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $5,335,720. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 3 of the 2012 PSU award was determined when the performance goals were established in February 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $11,104,589 of the 2014 PSUs. The value of the maximum potential payout for the 2014 PSUs is $16,656,883.

(11)
Comprised of $4,000 of 401(k) matching, $990 of life insurance premiums and $390 for long-term disability premiums.

(12)
Includes the grant date probable value of $1,954,680 for PSUs related to tranche 2 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $3,909,360. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 2 of the 2012 PSU award was determined when the performance goals were established in February 2013. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $1,658,382 of the 2013 PSUs. The value of the maximum potential payout for the 2013 PSUs is $1,907,140.

(13)
Comprised of a $4,000 of 401(k) matching, $990 of life insurance premiums and $330 long-term disability premiums.

(14)
Includes the grant date probable value of $2,619,760 for PSUs related to tranches 1 and 4 of the performance share unit award. The value of the maximum potential payout for such performance share units was $5,230,520. The probable value for 2012 PSUs related to tranche 2 was determined in February 2013 when the performance goals were approved (see Footnote 10 of the "Summary Compensation Table") and to tranche 3 will be determined when the performance goals are approved in 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established.

(15)
Comprised of a $7,400 patent bonus, $3,570 of 401(k) matching, $990 of life insurance premiums and $325 in other amounts.

(16)
Includes the grant date probable value of $2,295,899 for PSUs related to tranche 3 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $4,591,798. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 3 of the 2012 PSU award was determined when the performance goals were established in February 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $11,104,589 of the 2014 PSUs. The value of the maximum potential payout for the 2014 PSUs is $16,656,883.

(17)
Comprised of $4,000 of 401(k) matching, $990 of life insurance premiums and $390 for long-term disability premiums.

(18)
Includes the grant date probable value of $1,682,153 for PSUs related to tranche 2 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $3,364,305. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 2 of the 2012 PSU award was determined when the performance goals were established in February 2013. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $1,658,382 of the 2013 PSUs. The value of the maximum potential payout for the 2013 PSUs is $1,907,140.

(19)
Comprised of $4,000 of 401(k) matching, $990 of life insurance premiums, $330 long-term disability premiums.

(20)
Includes the grant date probable value of $2,254,504 for PSUs related to tranches 1 and 4 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $4,059,010. The probable value for 2012 PSUs related to tranche 2 was determined in February 2013 when the performance goals were approved (see Footnote 16 of the "Summary Compensation Table") and to tranche 3 will be determined when the performance goals are approved in 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established.

(21)
Comprised of $3,570 of 401(k) matching, $990 of life insurance premiums, $450 for opting out of the Company's medical plan and $330 for long-term disability premiums and other taxable benefits.

(22)
Includes the grant date probable value of $987,621 for PSUs related to tranche 3 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $1,975,243. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 3 of the 2012 PSU award was determined when the performance goals were established in February 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $7,773,203 of the 2014 PSUs. The value of the maximum potential payout for the 2014 PSUs is $11,659,804.

(23)
Comprised of $4,000 of 401(k) matching, $990 of life insurance premiums, $390 for long-term disability premiums and $3,000 for employer matching in a health savings account.

(24)
Includes the grant date probable value of $726,608 for PSUs related to tranche 2 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $1,447,215. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 2 of the 2012 PSU award was determined when the performance goals were established in February 2013. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established. Also included is the grant date probable value of $1,170,695 of the 2013 PSUs. The value of the maximum potential payout for the 2013 PSUs is $1,346,299.

(25)
Comprised of $4,000 of 401(k) matching, $990 of life insurance premiums, $330 for long-term disability premiums and $4,000 for employer matching in a health savings account.

(26)
Includes the grant date probable value of $969,815 for PSUs related to tranches 1 and 4 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $1,939,630. The probable value for 2012 PSUs related to tranche 2 was determined in February 2013 when the performance goals were approved (see Footnote 22 of the "Summary Compensation Table") and to tranche 3 will be determined when the performance goals are approved in 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established.

(27)
Comprised of $3,570 of 401(k) matching, $990 of life insurance premiums, $303 for long-term disability premiums and $3,961 for employer matching in a health savings account.

(28)
Includes the grant date probable value of $795,228 for PSUs related to tranche 3 of the 2012 PSU award. The value of the maximum potential payout for such PSUs was $1,590,455. As described in Footnote 1 of the "Summary Compensation Table," the probable value of tranche 3 of the 2012 PSU award was determined when the performance goals were established in February 2014. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU award and how and when the related performance goals are established.

(29)
Comprised of $4,000 of 401(k) matching, $660 of life insurance premiums, $390 for long-term disability premiums, and $3,000 for employer matching in a health savings account.

(30)
Mr. Huffman was not a named executive officer of the Company in 2013 and 2012, and therefore no disclosure is required in the "Summary Compensation Table" for him for those years.

Grants of Plan-Based Awards in Fiscal 2014

        The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal 2014. For more information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis."

										All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value/ Incremental Fair Value of Stock and Option Awards ($)(5)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards ($/Sh)
							Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Comp. Committee Approval Date
		Grant Date		Threshold ($)	Target ($)	Maximum ($)
Name	Type						Threshold	Target	Maximum
Zachary Nelson	Option	3/17/14	3/17/14	—	—	—	—	—	—	—	56,132	102.61	2,251,438
	RSU	3/17/14	3/17/14	—	—	—	—	—	—	23,969	—	—	2,459,459
	PSU	3/17/14	3/17/14	—	—	—	8,969	35,875	71,750	—	—	—	3,681,134	(6)
	PSU	8/15/14	8/15/14	—	—	—	119,034	238,067	357,101	—	—	—	22,209,270	(11)
	Bonus	N/A		93,750	500,000	781,250	—	—	—	—	—	—	—
Evan Goldberg	Option	3/17/14	3/17/14	—	—	—	—	—	—	—	26,477	102.61	1,061,985
	RSU	3/17/14	3/17/14	—	—	—	—	—	—	11,306	—	—	1,160,109
	PSU	3/17/14	3/17/14	—	—	—	6,500	26,000	52,000	—	—	—	2,667,860	(7)
	PSU	8/15/14	8/15/14	—	—	—	59,517	119,033	178,550	—	—	—	11,104,589	(11)
	Bonus	N/A		37,500	200,000	312,500	—	—	—	—	—	—	—
James McGeever	Option	3/17/14	3/17/14	—	—	—	—	—	—	—	48,718	102.61	1,954,064
	RSU	3/17/14	3/17/14	—	—	—	—	—	—	20,803	—	—	2,134,596
	PSU	3/17/14	3/17/14	—	—	—	5,594	22,375	44,750	—	—	—	2,295,899	(8)
	PSU	8/15/14	8/15/14	—	—	—	59,517	119,033	178,550	—	—	—	11,104,589	(11)
	Bonus	N/A		71,250	380,000	593,750	—	—	—	—	—	—	—
Ronald Gill	Option	3/17/14	3/17/14	—	—	—	—	—	—	—	22,241	102.61	892,080
	RSU	3/17/14	3/17/14	—	—	—	—	—	—	9,497	—	—	974,487
	PSU	3/17/14	3/17/14	—	—	—	2,406	9,625	19,250	—	—	—	987,621	(9)
	PSU	8/15/14	8/15/14	—	—	—	41,662	83,323	124,985	—	—	—	7,773,203	(11)
	Bonus	N/A		44,625	238,000	371,875	—	—	—	—	—	—	—
Marc Huffman	PSU	3/17/14	3/17/14	—	—	—	1,938	7,750	15,500	—	—	—	795,228	(10)
	Option	5/15/14	3/17/14	—	—	—	—	—	—	—	33,845	71.78	943,135	(12)
	RSU	5/15/14	8/15/14	—	—	—	—	—	—	43,550	—	—	3,126,019	(12)
	Bonus	N/A		37,500	200,000	312,500	—	—	—	—	—	—	—
	Bonus	N/A		—	65,513	—	—	—	—	—	—	—	—

(1)
Represents awards granted under our 2013 Cash Incentive Plan, which were earned based on performance in 2014. These columns show the awards that were possible at the threshold, target and maximum levels of performance. The column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table shows the actual awards earned in 2014 by our named executive officers under our 2014 Cash Incentive Plan.

(2)
Represents tranche 3 of the 2012 PSU awards and the 2014 PSU awards. These columns show the portion of the 2012 PSU awards related to tranche 3 that could become eligible to vest at threshold, target and maximum levels based on performance conditions established in 2014. Footnote 18 to the "Outstanding Equity Awards at December 31, 2014" table includes the actual amounts earned in 2014 by our named executive officers. The awards were granted under our 2007 Equity Incentive Plan. Footnote 18 to the "Outstanding Equity Awards at December 31, 2014" table includes the actual amounts earned in 2014 by our named executive officers. The awards were granted under our 2007 Equity Incentive Plan. The probable value for 2012 PSUs related to tranche 3 was determined in February 2014 when the performance goals were approved. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established. These columns also show the portion of the 2014 PSU awards that could become eligible to vest at threshold, target and maximum levels based on performance conditions established in 2014.

(3)
This column represents awards of RSUs granted under our 2007 Equity Incentive Plan.

(4)
This column represents awards of stock options granted under our 2007 Equity Incentive Plan.

(5)
Amounts in this column represent the grant date fair value of stock options, RSUs and PSU awards, calculated in accordance with FASB ASC Topic 718. For option awards, that number is calculated by multiplying the Black-Scholes fair value by the number of options granted. For RSUs and PSUs determined based on meeting certain company-wide financial performance goals, that number is calculated by multiplying (x) the fair market value of our common stock on the date of grant by (y) the number of units awarded. For the PSUs, this amount is based on the 2014 PSU award and tranche 4 of the 2012 PSU award, in each case, which performance goals were established in 2014.

(6)
The grant date fair value for the PSUs shown in the table represents 100% of tranche 3 of the 2012 PSU award, or 35,875 shares, which was determined to be the probable outcome of the performance conditions related to tranche 3 at or near the date of grant. In February 2015, the compensation committee determined that 45,242 shares under tranche 3 were earned based on achievement of company goals. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established.

(7)
The grant date fair value for the PSUs shown in the table represents 100% of tranche 3 of the 2012 PSU award, or 26,000 shares, which was determined to be the probable outcome of the performance conditions related to tranche 3 at or near the date of grant. In February 2015, the compensation committee determined that 32,789 shares under tranche 3 were earned based on achievement of company goals. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established.

(8)
The grant date fair value for the PSUs shown in the table represents 100% of tranche 3 of the 2012 PSU award, or 22,375 shares, which was determined to be the probable outcome of the performance conditions related to tranche 3 at or near the date of grant. In February 2015, the compensation committee determined that 28,218 shares under tranche 3 were earned based on achievement of company goals. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 performance share unit awards and how and when the related performance goals are established.

(9)
The grant date fair value for the PSUs shown in the table represents 100% of tranche 3 of the 2012 PSU award, or 9,625 shares, which was determined to be the probable outcome of the performance conditions related to tranche 3 at or near the date of grant. In February 2015, the compensation committee determined that 12,139 shares under tranche 3 were earned based on achievement of company goals. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 performance share unit awards and how and when the related performance goals are established.

(10)
The grant date fair value for the PSUs shown in the table represents 100% of tranche 3 of the 2012 PSU award, or 7,750 shares, which was determined to be the probable outcome of the performance conditions related to tranche 3 at or near the date of grant. In February 2015, the compensation committee determined that 9,774 shares under tranche 3 were earned based on achievement of company goals. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established.

(11)
The grant date fair value for the PSUs shown in the table represents 100% of 2014 PSU award, which was determined to be the probable outcome of the performance conditions related to 2014 PSU award at or near the August 15, 2014 grant date. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2014 PSU awards and how and when the related performance goals are established.

(12)
In connection with his promotion to President, Worldwide Sales and Distribution during the second quarter of 2014, Messrs. Huffman was granted 33,845 options and 43,550 RSUs.

Outstanding Equity Awards at December 31, 2014

        The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at December 31, 2014. Values in this table are calculated based on the closing price of the Company's common stock of $109.17 on December 31, 2014, the last trading day in fiscal 2014.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zachary Nelson	06/28/07	22,093	(1)	—		12.40	06/28/17
	08/15/09	100,000	(2)	—		13.35	08/15/19
	03/03/10	100,000	(3)	—		12.40	03/03/20
	03/07/11	31,823	(4)	2,121		29.32	03/07/21
	03/07/11							1,116	(5)	121,834
	03/06/12	20,103	(6)	9,137		46.78	03/07/22
	03/06/12							4,478	(7)	488,863
	03/29/12							48,990	(8)	5,348,238	35,875	(8)	3,916,474
	03/19/13	21,216	(9)	27,281		75.18	03/19/23
	03/19/13							27,367	(10)	2,987,655
	03/19/13							32,882	(11)	3,589,728
	12/12/13							36,273	(12)	3,959,923
	03/17/14	10,524	(13)	45,608		102.61	03/17/24
	03/17/14							19,475	(14)	2,126,086
	03/17/14										45,242	(15)	4,939,069
	08/15/14										238,067	(16)	25,989,774
Evan Goldberg	12/30/05	10,417	(1)	—		5.00	12/30/15
	08/15/08	28,771	(13)	—		17.25	08/15/18
	08/15/09	9,686	(2)	—		13.35	08/15/19
	03/03/10	16,250	(3)	—		12.40	03/03/20
	03/07/11	11,264	(4)	1,536		29.32	03/07/21
	03/07/11							811	(5)	88,537
	03/06/12	14,570	(6)	6,624		46.78	03/02/22
	03/06/12							3,246	(7)	354,366
	03/29/12							35,505	(8)	3,876,081	26,000	(8)	2,838,420
	03/19/13	6,120	(9)	7,870		75.18	03/19/23
	03/19/13							4,684	(10)	511,352
	03/19/13							23,831	(11)	2,601,630
	12/12/13							17,618	(12)	1,923,357
	03/17/14	4,964	(13)	21,513		102.61	03/17/24
	03/17/14							9,186	(14)	1,002,836
	03/17/14										32,789	(15)	3,579,575
	08/15/14										119,033	(16)	12,994,833
James McGeever	03/07/11	—	(4)	1,328		29.32	03/07/21
	03/07/11							697	(5)	76,091
	03/06/12	—	(6)	5,712		46.78	03/02/22
	03/06/12							2,800	(7)	305,676
	03/29/12							30,555	(8)	3,335,689	22,375	(8)	2,442,679
	03/19/13	18,361	(9)	23,608		75.18	03/19/23
	03/19/13							23,683	(10)	2,585,473
	03/19/13							20,509	(11)	2,238,968
	12/12/13							17,618	(12)	1,923,357
	03/17/14	9,134	(13)	39,584		102.61	03/17/24
	03/17/14							16,902	(14)	1,845,191
	03/17/14										28,218	(15)	3,080,559
	08/15/14										119,033	(16)	12,994,833
Ronald Gill	03/03/10	6,141	(3)	—		12.40	03/03/20
	08/15/10	3,333	(14)	—		16.86	08/15/20
	03/07/11	2,792	(4)	743		29.32	03/07/21
	03/07/11							391	(5)	42,685
	03/06/12	7,731	(6)	3,515		46.78	03/06/22
	03/06/12							1,722	(7)	187,991
	03/29/12							13,144	(8)	1,434,930	9,625	(8)	1,050,761
	03/19/13	8,568	(9)	11,017		75.18	03/19/23
	03/19/13							11,052	(10)	1,206,547
	03/19/13							8,823	(11)	963,207
	12/12/13							12,437	(12)	1,357,747
	03/17/14	4,170	(13)	18,071		102.61	03/17/24
	03/17/14							7,716	(14)	842,356
	03/17/14										12,139	(15)	1,325,215
	08/15/14										83,323	(16)	9,096,372
Marc Huffman	12/30/05	1,043	(1)	—		5.00	12/30/15
	03/03/10	521	(3)	—		12.40	03/03/20
	03/07/11	637	(4)	636		29.32	03/07/21
	03/07/11							279	(5)	30,458
	03/06/12	562	(6)	2,812		46.78	03/06/22
	03/06/12							1,378	(7)	150,436
	03/29/12							10,584	(8)	1,155,455	7,750	(8)	846,068
	03/19/13							7,104	(11)	775,544
	11/15/13							7,099	(17)	774,998
	03/17/14										7,750	(15)	846,068
	05/15/14	4,936	(18)	28,909		71.78	03/17/24
	05/15/14										38,106	(19)	4,160,032

(1)
The shares subject to these options have fully vested.

(2)
These options vested in forty-eight (48) equal monthly installments beginning on September 15, 2009 based on continued service with us.

(3)
These options vested in forty-eight (48) equal monthly installments beginning on April 3, 2010 based on continued service with us.

(4)
These options vest in forty-eight (48) equal monthly installments beginning on April 7, 2011 subject to continued service with us.

(5)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on March 7, 2015.

(6)
These options vest in forty-eight (48) equal monthly installments beginning on April 6, 2012 subject to continued service with us.

(7)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on March 6, 2016.

(8)
These amounts represent 109.67% of tranche 1 of the 2012 PSU award plus 100% of tranche 4 of the 2012 PSU award. On February 15, 2013, the compensation committee determined that 109.67% of tranche 1 was earned based upon the achievement of the company performance goals in 2012. Actual award amounts earned were 39,345, 28,515, 24,539, 10,556 and 8,500 shares for each of Messrs. Nelson, Goldberg, McGeever, Gill and Huffman, respectively. These awards have three-year vesting with 1/3 vesting upon goal achievement, and then 33.3% annually thereafter over the remainder of the vesting period, subject to continued service with us. In February 2015, the compensation committee determined that 200.0% of tranche 4 was earned based upon the achievement of the company performance goals in 2014. Actual award amounts earned were 35,875, 26,000, 22,375, 9,625 and 15,500 shares for each of Messrs. Nelson, Goldberg, McGeever, Gill and Huffman, respectively. These awards also have a three-year vesting with 1/3 vesting upon goal achievement, and then 33.3% annually thereafter over the remainder of the vesting period, subject to continued service with us. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established

(9)
These options vest in forty-eight (48) equal monthly installments beginning on April 19, 2013 subject to continued service with us.

(10)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on March 19, 2017

(11)
These amounts represent 137.48% of tranche 2 of the 2012 PSU award. On February 11, 2014, the compensation committee determined that 137.48% of tranche 2 was earned based upon the achievement of the company performance goals in 2013. Actual award amounts earned were 49,321, 35,745, 30,762,13,233 and 10,655 shares for each of Messrs. Nelson, Goldberg, McGeever Gill and Huffman, respectively. These awards have three-year vesting with 1/3 vesting upon goal achievement, and then 33.3% annually thereafter over the remainder of the vesting period, subject to continued service with us. Please see the "Compensation Discussion and Analysis" for a further discussion on the 2012 PSU awards and how and when the related performance goals are established.

(12)
These amounts represent 100% of the 2013 PSU award. The compensation committee will assess the performance conditions related to the 2013 PSU following 2016 in accordance with the terms approved. Any approved 2013 PSU will become eligible to vest beginning in 2016. Please see the "Compensation Discussion and Analysis" for further discussion on the 2013 PSU awards and how and when the related performance goals are established.

(13)
These options vest in forty-eight (48) equal monthly installments beginning on April 14, 2014 subject to continued service with us.

(14)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on March 17, 2018

(15)
These amounts represent 126.11% of tranche 3 of the 2012 PSU award. On February 9, 2015, the compensation committee determined that 126.11% of tranche 3 was earned based upon the achievement of the company performance goals in 2014. Actual award amounts earned were 45,242, 32,789, 28,218, 12,139 and 9,774 shares for each of Messrs. Nelson, Goldberg, McGeever, Gill and Huffman, respectively. These awards have three-year vesting with 1/3 vesting upon goal achievement, and then 33.3% annually thereafter over the remainder of the vesting period, subject to continued service with us.

(16)
These amounts represent 100% of the 2014 PSU award. The compensation committee will assess the performance conditions related to the 2014 PSU following 2017 in accordance with the terms approved. Any approved 2014 PSU will become eligible to vest beginning in 2018. Please see the "Compensation Discussion and Analysis" for further discussion on the 2014 PSU awards and how and when the related performance goals are established,

(17)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on November 15, 2017.

(18)
These options vest in forty-eight (48) equal monthly installments beginning on June 15, 2014 subject to continued service with us.

(19)
These are RSUs. The RSUs vest in sixteen (16) equal quarterly installments beginning three months following the grant date. Shares fully vest on May 15, 2018.

Option Exercises and Stock Awards Vesting During 2014

        The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of stock awards during 2014 by each of the named executive officers. The value realized on exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the options. The value realized on vesting of stock awards is calculated based on the closing market price of our common stock on the vesting date of the RSU or PSU, as applicable.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Zachary Nelson	20,000	1,765,015	77,946	7,946,661
Evan Goldberg	—	—	48,983	5,056,188
James McGeever	14,570	1,012,499	54,445	5,535,464
Ronald Gill	17,832	1,617,185	29,525	2,927,600
Marc Huffman	7,397	531,597	22,726	2,290,001

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Severance and Change of Control Arrangements

        We entered into severance and change of control agreements that require specific payments and benefits to be provided to our named executive officers in the event of termination of employment. Pursuant to the severance and change of control agreements, upon an executive's termination by us (other than for Cause or upon the executive's death or disability), not in connection with a change of control, then subject to the executive executing a separation agreement and release of claims and such agreement becoming effective, the executive would be entitled to the following severance benefits, subject to the executive's continued compliance with covenants under the agreement:

  •
  continuing payments of base salary for 12 months from the date of such termination;

  •
  a pro-rated amount of the executive's target performance-based cash incentive for the year of termination based on the period of time the executive had been employed during the year of termination;

  •
  accelerated vesting for the executive's outstanding equity awards in an amount equal to the portion of the award that would have otherwise vested during the 12-month period following such termination as if the executive had remained employed by us through such date and with respect to equity awards, the executive will have up to 12 months following the date of such termination to exercise any outstanding stock options, stock appreciation rights or similar equity awards;

  •
  outplacement services for up to 12 months following such termination; and

  •
  health care premiums for medical, dental and vision benefits for the executive and his or her eligible dependents for up to 12 months following such termination.

        Pursuant to the severance and change of control agreements, upon an executive's termination by us (other than for Cause, or the executive's death or disability) or upon the executive's resignation from such employment for Good Reason, in either case in connection with a change of control (during the period commencing three months prior to and ending 12 months after the change in control), then subject to the executive executing a separation agreement and release of claims and such agreement becoming effective, the executive would be entitled to the following severance:

  •
  a lump sum payment of 12 months of base salary;

  •
  a lump sum amount equal to the executive's target performance-based cash incentive for the year of termination, or, if greater, as in effect immediately prior to the change of control;

  •
  accelerated vesting as to 100% of the executive's outstanding equity awards and the executive will have up to 12 months following the date of such termination to exercise any outstanding stock options, stock appreciation rights or similar equity awards;

  •
  outplacement services for up to 12 months following such termination; and

  •
  health care premiums for medical, dental and vision benefits for the executive and his or her eligible dependents for up to 12 months following such termination.

        In the event any payment to Messrs. Nelson, Goldberg, or McGeever is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), such officer will be entitled to receive an additional cash payment from us equal to the sum of the excise tax and all cumulative income taxes relating to the cash payment. In the event any payment to Mr. Gill or Mr. Huffman would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G of the Internal Revenue Code), Mr. Gill or Mr. Huffman, as applicable, will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means us paying him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Internal Revenue Code.

        Under the change of control agreements, the following definitions are used:

        "Cause" means:

  (i)
  executive's failure to devote sufficient time and effort to the performance of his or her duties;

  (ii)
  executive's continued failure to perform his or her employment duties;

  (iii)
  executive's repeated unexplained or unjustified absences from the Company;

  (iv)
  executive's material and willful violation of any federal or state law which if made public would injure the business or reputation of the Company;

  (v)
  executive's refusal or willful failure to act in accordance with any specific lawful direction or order of the Company or stated written policy of the Company;

  (vi)
  executive's commission of any act of fraud with respect to the company; or

  (vii)
  executive's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as reasonably determined by the Company or the board of directors of the Company.

        The Company may not terminate the employment of an executive under clause (i), (ii), or (iii) above unless the Company (1) provides executive with a written notice that specifically sets forth the factual basis to support the Company's right to terminate executive's employment under clause (i), (ii), or (iii) above, and (2) permits executive to cure such failure, to the Company's satisfaction, within 10 business days after receiving such notice.

        "Change of Control" means the occurrence of any of the following:

  (i)
  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except Tako Ventures, LLC, or an affiliate of Tako Ventures, LLC, that becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by, or more than 50% of the fair value of, the Company's then outstanding voting securities; provided, however, that for this purpose, the acquisition of additional securities by any one person, who is considered to own more than 50% of the total voting power of the securities of the Company shall not be considered a Change of Control. Tako Ventures, LLC, which is affiliated with Lawrence J. Ellison, transferred shares of our common stock into NetSuite Restricted Holdings LLC prior to our initial public offering; or

  (ii)
  Any action or event occurring within a one-year period, as a result of which less than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are directors of the Company as of the date the agreement was entered into, or (B) are elected, or nominated for election, to the board of directors with the affirmative votes of a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

  (iii)
  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity, including any parent holding company) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving or resulting entity outstanding immediately after such merger or consolidation; or

  (iv)
  A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), a transfer of assets by the Company to any of the following shall not constitute a change in the ownership of a substantial portion of the Company's assets: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's securities; (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3). For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

    Notwithstanding the foregoing, a Company transaction that does not constitute a change in control event under Code Section 409A(a)(2)(A)(v) shall be not be considered a Change of Control for purposes of the change of control and severance agreements.

        "Good Reason" means executive's resignation within thirty (30) days following the expiration of any company cure period following the occurrence of one or more of the following, without the executive's written consent:

  (i)
  the significant reduction of executive's duties, authority, responsibilities, job title or reporting relationships relative to executive's duties, authority, responsibilities, job title, or reporting relationships as in effect immediately prior to such reduction, or the assignment to executive of such reduced duties, authority, responsibilities, job title, or reporting relationships; provided, however, that a reduction in position or responsibilities solely by virtue of a Change of Control shall not constitute "Good Reason";

  (ii)
  a reduction of more than five percent of executive's base salary in any one year;

  (iii)
  a reduction by more than ten percent of executive's target total annual cash compensation in any one year (which consists of executive's base salary plus target performance-based cash incentive compensation);

  (iv)
  the material change in the geographic location at which executive must perform services (for these purposes, the relocation of executive to a facility that is more than twenty-five (25) miles from executive's current employment location will be considered material);

  (v)
  the failure of the Company to obtain assumption of the severance and change of control agreement by any successor; and

  (vi)
  the breach by the Company of a material provision of the severance and change of control agreement.

For purposes of clause (i), executive's duties, authority, responsibilities, job title and reporting relationships will be deemed to have been significantly reduced if executive does not (a) hold at least the same title and position (including responsibility over at least the same functional areas as prior to the change of control) with the Company business or the business with which such business is operationally merged or subsumed (as, for example, where the President and Chief Executive Officer of the Company remains the President and Chief Executive Officer of the Company following a Change of Control where the Company becomes a wholly owned but separate operating subsidiary of the acquirer, but is not made the President and Chief Executive Officer of the acquiring corporation), or (b) remain a member of the executive officer management staff of the Company business or the business with which such business is operationally merged or subsumed. Executive cannot resign for Good Reason without first providing the Company with written notice within ninety (90) days of the event that executive believes constitutes "Good Reason" specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Potential Payment upon Termination

        The table and footnotes below outlines the potential payments and benefits payable to each named executive officer in the event of termination not in connection with a change of control ("Change in Control") or following a Change in Control as if such termination event had occurred on December 31, 2014.

Triggering Event	Salary ($)	Performance- based Cash Incentive(1) ($)	Accelerated Stock Options(2) ($)	Accelerated Restricted Stock ($)	Accelerated Performance Awards(3) ($)	Health Care Benefits ($)	Outplacement Benefits ($)	280G Gross-Up Payments ($)	Total ($)
Zachary Nelson
Termination Without Cause Not in Connection with a Change in Control(4)	500,000	500,000	1,129,611	2,494,862	—	20,758	15,000	—	4,660,231
Termination Without Cause or Constructive Termination after a Change in Control(5)	500,000	500,000	1,965,889	5,724,438	47,743,203	20,758	15,000	28,076,629	84,545,917
Evan Goldberg
Termination Without Cause Not in Connection with a Change in Control(6)	400,000	200,000	615,565	907,858	1,037,661	24,128	15,000	—	3,200,212
Termination Without Cause or Constructive Termination after a Change in Control(7)	400,000	200,000	944,548	1,957,091	28,851,513	24,128	15,000	—	32,392,280
James McGeever
Termination Without Cause Not in Connection with a Change in Control(8)	380,000	380,000	827,680	2,037,440	637,783	24,128	15,000	—	4,302,032
Termination Without Cause or Constructive Termination after a Change in Control(9)	380,000	380,000	1,524,519	4,812,432	26,015,987	24,128	15,000	14,612,417	47,764,485
Ronald Gill
Termination Without Cause Not in Connection with a Change in Control(10)	345,000	238,000	437,658	988,534	—	20,758	15,000	—	2,044,950
Termination Without Cause or Constructive Termination after a Change in Control(11)	345,000	238,000	771,643	2,279,579	15,228,133	20,758	15,000	—	18,898,113
Marc Huffman
Termination Without Cause Not in Connection with a Change in Control(12)	300,000	300,000	507,519	1,597,703	—	20,758	15,000	—	2,740,980
Termination Without Cause or Constructive Termination after a Change in Control(13)	300,000	300,000	1,307,133	5,115,925	3,844,042	20,758	15,000	—	10,902,857

(1)
In the event of a termination without Cause and not in connection with a Change of Control, incentive bonus is calculated as a pro rata amount based on elapsed time in the current bonus period. The bonus amount shown assumes 100% of the target bonus under the Executive Bonus Plan for 2014. Actual year 2014 bonuses earned by each named executive officer are reported in the Summary Compensation Table.

(2)
Amount reflects the difference between the closing sales price of our common stock on December 31, 2014 ($109.17) and the option exercise price per share.

(3)
Amount shown includes the earned amounts of the March 2012 performance share unit awards (126.11% of target for award tranche #3 and 200% of target for award tranche #4) as approved by the compensation committee in February 2015.

(4)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause and not in connection with a Change of Control: 35,588 option awards and 22,853 RSUs.

(5)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause or resigned for Good Reason in connection with a Change of Control within a three-month period before or a one-year period after such Change in Control: 84,147 option awards, 52,436 RSUs and 437,329 PSUs.

(6)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause and not in connection with a Change of Control: 16,951 option awards, 8,316 RSUs and 9,505 PSUs.

(7)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause or resigned for Good Reason in connection with a Change of Control within a three-month period before or a one-year period after such Change of Control: 37,543 option awards, 17,927 RSUs and 264,281 PSUs.

(8)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause and not in connection with a Change of Control: 28,569 option awards, 18,663 shares of restricted stock and 5,842 PSUs.

(9)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause or resigned for Good Reason in connection with a Change of Control within a three-month period before or a one-year period after such Change of Control: 70,232 option awards, 44,082 shares of restricted stock and 238,307 PSUs.

(10)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause and not in connection with a Change of Control: 14,011 option awards and 9,055 RSUs.

(11)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause or resigned for Good Reason in connection with a Change of Control within a three-month period before or a one-year period after such Change of Control: 33,346 option awards, 20,881 RSUs and 139,490 PSUs.

(12)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause and not in connection with a Change of Control: 11,347 option awards and 14,635 RSUs.

(13)
As of December 31, 2014, the following shares of common stock would accelerate if he were terminated without Cause or resigned for Good Reason in connection with a Change of Control within a three-month period before or a one-year period after such Change of Control: 32,357 option awards, 46,862 RSUs and 35,212 PSUs.

DIRECTOR COMPENSATION

        It is the general policy of the board of directors that compensation for non-employee directors should be a mix of cash and equity-based compensation. We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board or committee meetings or attendance at director education programs. Other than as provided below, there were no other arrangements pursuant to which any non-employee director was compensated during the year ended December 31, 2014 for service as a member of our board of directors. We do not provide any retirement benefits or other perquisites to our non-employee directors.

Cash Compensation

        During 2014, our non-employee directors were paid an annual cash retainer for serving on the board, plus additional cash retainers based on their committee service and service as the lead independent director. These annual cash retainers, which were paid quarterly in advance, were:

Position	Annual Retainer
Board Member	$45,000
Lead Independent Director	$20,000
Audit Committee Chair	$26,000
Audit Committee Member (non-chair)	$12,000
Compensation Committee Chair	$17,000
Compensation Committee Member (non-chair)	$8,000
Nominating & Governance Committee Chair	$15,000
Nominating & Governance Committee Member (non-chair)	$4,000
Corporate Development Committee Chair	$15,000
Corporate Development Member (non-chair)	$4,000

        Under our director compensation policy, for the first full year of service, the annual cash compensation paid to our non-employee directors shall be prorated based on the number of months served up until the first Annual Meeting of Stockholders after their service commences. This did not apply for any of our non-employee directors in 2014 as they all joined the board of directors prior to 2014.

        In addition to the annual cash retainers, each non-employee director was eligible to receive an additional meeting fee for board and committee meetings only to the extent that such board or committee meetings exceed certain thresholds. In 2014, those thresholds and per meeting fee amounts were as follows:

Type of Meeting	Meeting Fee	Threshold
Board of Directors	$1,500	Exceeds 10 meetings per calendar year
Audit Committee	$1,000	Exceeds 10 meetings per calendar year
Compensation Committee	$1,000	Exceeds 6 meetings per calendar year
Nominating and Governance Committee	$1,000	Exceeds 6 meetings per calendar year
Corporate Development Committee	$1,000	Exceeds 6 meetings per calendar year

        Neither of our employee-directors received compensation during 2014 for service as a member of our board of directors.

Equity Compensation

        Under our Equity Award Grant Policy, eligible non-employee directors receive a series of automatic option grants and RSU awards over their period of service on the board of directors. Those automatic option grants and RSU awards are as follows:

        Initial Grant.    At the time of his or her initial election or appointment to the board of director, each new non-employee director is granted an option to purchase shares of our common stock and a RSU award for shares of our common stock on or about the date such person becomes a non-employee director. The size of these grants is a pro-rated percentage of the Annual Grant based on which fiscal quarter the new director joins the board of directors.

        Annual Grant.    Each year thereafter, on the date of our Annual Meeting of Stockholders, each non-employee director (if such non-employee director served on the board for at least six months preceding the annual meeting) is granted a stock option to purchase shares of our common stock with a grant date value (determined using the Black-Scholes option pricing model) of approximately $100,000 and a RSU award with a grant date value of approximately $200,000 as of the date of the grant.

        Vesting Terms.    The shares subject to any option award will vest monthly over a one-year period with the first installment vesting on the one month anniversary of the date of grant, subject to the director's continued service on the board of directors. The RSU award will vest 100% on the earlier of (i) the date of the next annual meeting following the date of grant or (ii) December 31 of the calendar year following the calendar year in which the grant occurs, subject to the director's continued service on the board. In the event of a change of control of the Company, the remaining unvested options and RSU awards granted to our non-employee directors shall vest 100%.

        Each option grant shall have an exercise price equal to the fair market value per share of our common stock on the grant date and a maximum term of ten years.

        The Equity Award Grant Policy also provides that non-employee directors are eligible to receive discretionary awards in addition to those covered by the automatic grant program. The board or its applicable committee retains the authority to revise the Equity Award Grant Policy as it deems appropriate from time to time.

        Equity Ownership Guidelines.    Our board of directors adopted Equity Ownership Guidelines that provide that each non-employee director is expected to own shares of the Company's stock valued of at least three (3) times his or her annual cash retainer fee for service on the board of directors. This guideline is subject to a five-year pro-rated phase in period. At the end of 2014, all of the non-employee directors were in compliance with the Equity Ownership Guidelines.

Non-Employee Director Compensation For the Year Ended December 31, 2014

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
William Beane III	45,000	200,055	99,971	345,026
Deborah Farrington	102,000	200,055	99,971	402,026
Steven Gomo	75,000	200,055	99,971	375,026
Catherine R. Kinney	72,000	200,055	99,971	372,026
Kevin Thompson	65,000	200,055	99,971	365,026
Edward Zander	72,000	200,055	99,971	372,026

(1)
Non-employee directors are paid director fees on a quarterly basis prior to the start of each quarter. As a result, this table includes fees for services provided in the first quarter of 2014 that were paid in December 2013 (prior to the beginning of our 2014 fiscal year) and fees paid in 2014 for services provided in 2014, but does not include fees paid in December 2014 (during our 2014 fiscal year) for services provided during the first quarter of fiscal year 2015.

(2)
Below is a breakdown of the fees earned in cash for the year ended December 31, 2014 for each of the directors set forth above:

Name	Annual Board Retainer ($)	Audit Committee Retainer ($)	Comp Committee Retainer ($)	Nom & Gov Committee Retainer ($)	Corp Development Committee Retainer ($)	Lead Independent Director Retainer ($)	Per Meeting Fees ($)	Total ($)
William Beane III	45,000	—	—	—	—	—	—	45,000
Deborah Farrington	45,000	12,000	17,000	4,000	4,000	20,000	—	102,000
Steven Gomo	45,000	26,000	—	—	4,000	—	—	75,000
Catherine R. Kinney	45,000	12,000	—	15,000	—	—	—	72,000
Kevin Thompson	45,000	12,000	8,000	—	—	—	—	65,000
Edward Zander	45,000	—	8,000	4,000	15,000	—	—	72,000
(3)
Amounts shown do not reflect compensation actually received by directors. Instead, the value reported above in the "Stock Awards" and "Option Awards" columns represents the dollar amounts of the aggregate grant date fair value of directors' option awards and restricted stock awards granted in 2014 calculated in accordance with SEC rules.

Additional Information With Respect to Outstanding Equity Awards Held by Non-Employee Directors

Name	Grant Date	Option Awards Outstanding Granted Prior to 2014(#)(1)	Stock Awards Granted During 2014(#)(2)	Option Awards Granted During 2014 (#)(1)	Grant Date Fair Value of Stock and Option Awards Granted in 2014($)(3)
William Beane III	6/13/12	1,181	—	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		3,733	2,479	3,194	300,026

Deborah Farrington	12/13/07	25,897	—	—
	12/19/07	8,132	—	—
	5/29/08	4,107	—	—
	5/19/09	6,756	—	—
	5/27/10	9,669	—	—
	5/26/11	4,081	—	—
	6/13/12	3,543	—	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		64,737	2,479	3,194	300,026

Steven Gomo	3/20/12	1,313	—	—
	3/20/12	5,244	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		9,109	2,479	3,194	300,026

Catherine R. Kinney	3/27/09	30,000	—	—
	5/27/10	9,669	—	—
	5/26/11	4,081	—	—
	6/13/12	3,543	—	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		49,845	2,479	3,194	300,026

Kevin Thompson	5/26/11	1,581	—	—
	6/13/12	3,543	—	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		7,676	2,479	3,194	300,026

Edward Zander	6/17/09	30,000	—	—
	5/27/10	9,669	—	—
	5/26/11	4,081	—	—
	6/13/12	3,543	—	—
	5/22/13	2,552	—	—
	6/11/14	—	2,479	—	200,055
	6/11/14	—	—	3,194	99,971

Total:		49,845	2,479	3,194	300,026

(1)
Includes both vested and unvested options to purchase our common stock.

(2)
Includes unvested RSU awards.

(3)
Amounts in this column represent the grant date fair value of stock options and RSU awards. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options awarded. For RSU awards, that number is calculated by multiplying (x) the fair market value of our common stock on the date of grant less the per share purchase price by (y) the number of shares awarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions with Executive Officers and Directors

        Since 2008, the Company and the Oakland Athletics ("Athletics") have entered into multi-year sponsorship agreements for in-stadium signage. The agreements and related amendments also provide the Athletics with the right to use the Company's on-demand application services. In January 2007, William Beane, III, the General Manager of the Athletics, became a member of the Company's board of directors. During the year ended December 31, 2014, the Company entered into a $692,000 amendment to the sponsorship agreement. The Company paid the Athletics $450,000, $464,000 and $434,000 for in-stadium signage and services received in December 31, 2014, 2013 and 2012, respectively. In connection with the on-demand services provided to the Oakland Athletics, the Company recognized $40,000, $22,000 and $61,000 in revenue during the years ended December 31, 2014, 2013 and 2012.

        During 2013, the Company entered into license and professional services agreements with various customers that share a common investor, StarVest Partners, L.P. A member of the Company's board of directors, Deborah Farrington, is a general partner of StarVest Partners, L.P. These customers include Host Analytics, PeopleMatter, Newgistics, Veracode and Xignite for the year ended December 31, 2014. During the year ended December 31, 2014, these customers purchased $258,000 in total services from the Company and paid the Company $143,000, $282,000 and $289,000 in the years ended December 31, 2014, 2013 and 2012, respectively. In connection with the license agreements discussed above, the Company recognized $154,000, $142,000 and $196,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively. During the year ended December 31, 2014, the Company purchased $70,000 in services and paid $160,000 in fees to these StarVest Partner LLP companies.

        In September 2007, the Company entered into an agreement with IRON Solutions LLC under which IRON Solutions became a partner and reseller of the NetSuite product. In June 2008, IRON Solutions was acquired in part by StarVest Partners LLC. Deborah Farrington, a member of the Company's board of directors, is also a founding principal of StarVest Partners. Additionally, two other StarVest Partners are members of IRON Solutions board of directors. IRON Solutions also has a preexisting services agreement with the Company. During the year ended December 31, 2014, IRON Solutions purchased $243,000 in total services from the Company and paid the Company $363,000, $745,000 and $352,000 in the years ended December 31, 2014, 2013 and 2012. In connection with the license agreements discussed above, the Company recognized $475,000, $277,000 and $190,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively.

        In August 2006, the Company entered into a license agreement with a division of MetLife, Inc. ("MetLife"). A member of the Company's board of directors, Catherine R. Kinney, became a member of MetLife's board in April 2009. The Company and MetLife have renewed the license agreement and the Company has sold additional services to MetLife at various points in time. MetLife paid the Company $130,000, $82,000 and $122,000 for the use of its services in the year ended December 31, 2014, 2013 and 2012, respectively. In connection with the services performed for MetLife, the Company recognized $129,000, $75,000 and $112,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively.

        In August 2006, the Company entered into a license agreement with SolarWinds, Inc. ("SolarWinds"). A member of the Company's board of directors, Kevin Thompson, is the President and Chief Executive Officer of SolarWinds. The Company and SolarWinds have renewed the licensing agreement and the Company has sold SolarWinds additional services at various points in time. During the year ended December 31, 2014, SolarWinds purchased $738,000 in total services and paid the Company $743,000, $756,000 and $639,000 for the use of its services for the years ended December 31, 2014, 2013 and 2012, respectively. In connection with the services performed for SolarWinds, the Company recognized $661,000, $665,000 and $583,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively.

        In December 2012, the Company entered into a license agreement with EVault, Inc. ("EVault"). A member of the Company's board of directors, Edward Zander, is a member of EVault's parent company board of directors. During the year ended December 31, 2014, Evault, purchased $186,000 in total services and paid the Company $364,000 and $387,000 for the use of its services for the years ended December 31,

2014 and 2013, respectively. In connection with the services performed for EVault, the Company recognized $288,000 and $196,000 in revenue for the years ended December 31, 2014 and 2013, respectively.

        In November 2009, the Company entered into a license agreement with Trustwave Holdings Inc. ("Trustwave"). The Company's President and Chief Executive Officer, Zachary Nelson, became a member of Trustwave's board of directors in June 2011. The Company and Trustwave have renewed the license agreement and the Company has sold additional services to Trustwave at various points in time. During the year ended December 31, 2014, Trustwave purchased $743,000 in total services and paid the Company $215,000, $656,000, and $1.1 million for the use of its services during the years ended December 31, 2014, 2013 and 2012, respectively. In connection with the services performed for Trustwave, the Company recognized $613,000, $554,000 and $513,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively. Additionally, the Company purchased $174,000 in services from Trustwave.

        The Company has entered into various software license agreements with Horn Productions, Inc ("Horn Productions"), a movie and video production company owned by the wife of Zachary Nelson, the Company's President and Chief Executive Officer. During the year ended December 31, 2014, the Company and Horn Productions entered into agreements for video production services totaling $65,000. In both 2014 and 2013, the Company paid Horn Production $20,000 and in 2012 paid Horn $123,000.

        In December 2011, the Company entered into a license and support agreement with Cornerstone OnDemand ("Cornerstone"). The Company's Chief Operating Officer, James McGeever, is a member of Cornerstone's board of directors. The Company and Cornerstone have renewed the license agreement and the Company has sold additional services to Cornerstone at various points in time. During the year ended December 31, 2014, Cornerstone purchased $463,000 in total services and Cornerstone paid the Company $476,000, $279,000 and $175,000 in the years ended December 31, 2014, 2013 and 2012, respectively. In connection with the services performed for Cornerstone, the Company recognized $467,000, $138,000 and $170,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively. During the year ended December 31, 2014 and 2013, the Company purchased $160,000 and $230,000, respectively, in services and paid $169,000 and $212,000, respectively, in fees to Cornerstone.

        In June 2013, the Company entered into a license and support agreement with Twilio Inc. ("Twilio"). The Company's Chief Operating Officer, James McGeever, is a member of Twilio's board of directors. During the year ended December 31, 2014, Twilio purchased $251,000 in total services and paid the Company $282,000. In connection with the services performed for Twilio, the Company recognized $194,000 in revenue for the year ended December 31, 2014.

        In September 2009, the Company entered into a license agreement with HubSpot, Inc. ("HubSpot"). The Company's Chief Financial Officer, Ron Gill, became a member of HubSpot's board of directors in November 2012. The Company and HubSpot have renewed the license agreement and the Company has sold additional services to HubSpot at various points in time. During the year ended December 31, 2014, HubSpot purchased $171,000 in total services and paid the Company $169,000, $33,000 and $128,000 during the years ended 2014, 2013 and 2012, respectively, for the use of its services. In connection with the services performed for HubSpot, the Company recognized $103,000, $56,000 and $41,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively.

Employment Arrangements and Indemnification Agreements

        We have entered into revised severance and change of control agreements with each of our executive officers. See the section titled "Severance and Change of Control Arrangements—Potential Payment upon Termination" for a description of these agreements.

        We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Other Transactions with our Significant Stockholders

        From 2005 to the present, the Company has entered into various software license agreements and related technical support agreements with Oracle USA, Inc., an affiliate of Oracle Corporation. Lawrence J. Ellison, who beneficially owns a significant portion of the Company's common stock, is the Executive Chairman and Chief Technology Officer, a director and a principal stockholder of Oracle Corporation ("Oracle").

        In October 2007, the Company entered into a perpetual software license agreement with Oracle USA to license Oracle database and application server software, along with technical support. This license had a 42 month term that allowed the Company to download an unlimited number of perpetual licenses and was financed pursuant to a note issued to Oracle USA. The Company also purchased the initial 12 months of technical support services under the agreement, which was renewed in 2008 and 2009. The October 2007 agreement replaced the support portion of the product orders made under the April 2005 and May 2007 agreements. The October 2007 agreement required the Company to pay $4.7 million for the net license fees in 12 equal quarterly installments through 2010 and annual payments of $1.4 million for the technical support fees. The Company financed the $4.7 million license fees and the first year support pursuant to a note issued to Oracle Credit Corporation. The note bore interest at a rate of 6.20% per annum. The Company paid the remaining principal of $1.9 million during the year ended December 31, 2010. Interest payments on these notes were $65,000 during the year ended December 31, 2010.

        In November 2009, the Company entered into an amendment to the perpetual software license agreement with Oracle USA. The November 2009 amendment provided that the Company would pay a one-time fee of $210,000. The Company also paid an additional $46,200 per year in additional support fees. For the year ended December 31, 2010, the Company paid $786,000 to Oracle USA for support fees.

        In May 2010, the Company entered into a second amendment to the perpetual software license agreement with Oracle USA. The amendment provided for a 37 month extension of unlimited licenses to the October 2007 license agreement from Oracle and for the Company to pay a one-time fee of $5.2 million to extend the term whereby the Company was able to download unlimited licenses from April 30, 2011 to May 31, 2014. The amendment also provided for technical support services. The Company paid $1.2 million for the support services from June 1, 2010 to May 31, 2011. The Company financed the fees due under the amendment pursuant to a note issued to Oracle Credit Corporation. The note bore interest at a rate of 2.12% per annum with payments scheduled over the term of the amendment. The Company paid principal of $1.8 million during the year ended December 31, 2010. Interest payments on the May 2010 note were $56,000 during the year ended December 31, 2010. The Company paid $2.9 million during the year ended December 31, 2011 including $1.8 million related to support services renewed in May 2011 and $1.1 million related to software services. Interest payments on the May 2010 note totaled $109,000 during the year ended December 31, 2011. The Company paid $3.9 million during the year ended December 31, 2012, including $2.3 million related to support services renewed in May 2012 and $1.6 million related to software services. Interest payments on the May 2010 note totaled $82,000 during the year ended December 31, 2012.

        On February 28, 2013, the Company entered into a third amendment to the perpetual software license agreement with Oracle USA ("Amendment"). The Amendment provides for a 48 month extension to the May 2010 second amendment to the Oracle unlimited license agreement. The Amendment provides for the Company to pay a one-time fee of $13.1 million to extend the term for unlimited licenses from May 31, 2014 to May 31, 2018. The Amendment also provides for technical support services. The Company paid $2.4 million for the support services from February 28, 2013 to February 27, 2014. The Company renewed the support service agreement for $4.3 million in both February 2014 and 2015 and may renew support services for two subsequent annual periods for the same rate. The support services to be provided to the Company by Oracle automatically renew unless the Company provides written notice of cancellation at least 60 days prior to the support renewal date. The Company financed the license fees due under the Amendment pursuant to a note issued to Oracle Credit Corporation. The note bears interest at a rate of 2.0% per annum with payments scheduled over the term of the amendment. The Company discounted the note at a rate of 4.5% because that approximates the interest rate the Company would obtain on the open market. The $12.4 million discounted note value was recorded as an asset addition to property and equipment that will be depreciated over seven years. The Company paid $5.4 million during the year ended December 31, 2013, including $2.4 million related to support services, $2.6 million related to software services and $431,000 related to interest. For services related to the year ended December 31, 2014, the Company paid $7.8 million, including $4.3 million related to support services, $3.1 million related to software services and $464,000 related to interest. As of December 31, 2014, the outstanding balance on the note was $8.7 million.

        Commencing in 2004, the Company entered into a verbal agreement with Oracle Racing, Inc. ("Oracle Racing"), a sailboat racing syndicate. Lawrence J. Ellison, who beneficially owns a significant portion of the Company's stock, is the primary source of funding for Oracle Racing. Under the terms of the agreement, the Company agreed to supply certain of its cloud-based application services to Oracle Racing in exchange for logo placement on the sailboats. In November 2011, the Company renewed its subscription and professional services agreement with Oracle Racing for an additional 40 months. In accordance with the terms of the agreement, the Company provided services to Oracle Racing through the end of the American Cup racing season, September 2014, in exchange for logo placement and other advertising services. The Company calculated the fair market value of the services provided to Oracle Racing to be approximately $67,000, $62,000 and $65,000 for 2013, 2012 and 2011, respectively. The Company did not obtain an independent valuation of the logo placement rights received from Oracle Racing. Based on an estimate received from Oracle Racing, the Company determined the value of the logo placement on the sailboat to be approximately $33,000 during each of 2013, 2012 and 2011. The incremental cost to the Company of providing cloud-based services and the incremental cost to Oracle Racing of providing logo placement rights on the sailboat was nominal. For accounting purposes, total revenue and total costs related to the Oracle Racing agreement will be equal and will be recognized as revenue and expense, respectively, at historical cost. In connection with the license agreements discussed above, the Company recognized $15,000, $112,000 and $65,000 in revenue for the years ended December 31, 2013, 2012 and 2011, respectively. During the year ended December 31, 2014, the Company received $19,000 in payments from Oracle Racing and recognized $24,000 in revenue.

        The Company has entered into various software license agreements with Oracle Corporation. Lawrence J. Ellison, who beneficially owns a significant portion of the Company's common stock, is the Executive Chairman and Chief Technology Officer, a director and a principal stockholder of Oracle Corporation. The Company paid Oracle $90,000, $239,000 and $214,000 during the years ended December 31, 2014, 2013 and 2012, respectively, for services it received. During the years ended December 31, 2014, 2013 and 2012, the Company received payments totaling $124,000, $123,000 and $115,000 from Oracle for services it performed. The Company recognized $127,000, $93,000 and $128,000 in revenue for the years ended December 31, 2014, 2013 and 2012, respectively. As of December 31, 2014, the Company had $131,000 in accounts receivable from Oracle.

        In January 2011, the Company's Chief Technology Officer and Chairman of the Board, Evan Goldberg, purchased property from an entity affiliated with Lawrence J. Ellison, a principal stockholder ("seller"), for $8.0 million. The seller financed the transaction with a nine year loan. The Company analyzed the transaction and determined that the fair value of the property approximated the fair value of the loan. Consequently, the Company determined there is no compensation expense or a related capital contribution associated with this transaction.

Lawrence J. Ellison

        In connection with our initial public offering, Lawrence J. Ellison transferred 31,964,891 shares of our common stock (representing all of the shares formerly held directly by Tako Ventures, LLC, an investment entity controlled by Mr. Ellison) to NetSuite Restricted Holdings LLC, or the LLC, a limited liability company formed for the limited purpose of holding and voting the NetSuite shares and funding charitable gifts as and when directed by Mr. Ellison. As of the Record Date, those shares represented approximately 41.2% of our outstanding stock. Mr. Ellison is the Executive Chairman and Chief Technology Officer, a director and a principal stockholder of Oracle. We have been told that Mr. Ellison made the transfer of our common stock to the LLC in view of his position and duties at Oracle, to effectively eliminate his voting control over the election of our directors and certain other matters, to limit the circumstances under which his voting control could be exercised or restored, and to avoid and mitigate potential future conflicts of interest that might otherwise arise.

        To that end, Mr. Ellison established the LLC, the sole member of which is Mr. Ellison's revocable trust. The LLC is managed solely by an unrelated third party. The manager has no ability to dispose of our shares, other than to fund charitable gifts as and when directed by Mr. Ellison, to cover any tax liabilities resulting from ownership of the shares in the LLC structure, and to participate in a transaction involving a change of control approved by our stockholders or a tender offer approved or recommended by our board of directors.

        The LLC operating agreement does not permit the LLC to be liquidated or dissolved, or any ownership interest in the LLC to be transferred, so long as Mr. Ellison remains an officer or director of Oracle, except with the approval of an independent committee of Oracle's board of directors. Mr. Ellison has informed us of his intention that, upon his death, his membership interest in the LLC will be transferred to the Ellison Medical Foundation or to one or more other charities designated by Mr. Ellison.

        The operating agreement for the LLC contains provisions regarding the voting of our shares that are designed to neutralize the voting power of the shares held by the LLC and that require that all the shares held by the LLC that are entitled to be voted at any meeting of our stockholders will be present and voted at such meeting, except as described below. These provisions require the shares held by the LLC to be voted on each matter presented to the stockholders in strict proportion (for, against, withheld, and/or abstain) to the votes collectively cast by all of our other voting stockholders who are present and voting, other than shares beneficially owned by Mr. Ellison or members of his family, shares owned by trusts created for the benefit of Mr. Ellison's family members, and shares beneficially owned by any person or group that makes (or under applicable law is required to make) a filing on Schedule 13D with the SEC. These voting provisions apply to all matters brought before our stockholders, except transactions involving a change of control, dissolution, sale of substantially all the assets, or a liquidation of NetSuite, in which case the shares held by the LLC will be voted as directed by Mr. Ellison.

Policies and Procedures for Related Party Transactions

        We have adopted a formal policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons' immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our officers and directors and persons who beneficially own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 31, 2014, we believe that all Reporting Persons complied with all applicable reporting requirements.

ANNUAL REPORT

        Accompanying this proxy statement or posted on our website with this proxy statement, is our Annual Report on Form 10-K, for the fiscal year ended December 31, 2014. The Annual Report contains audited financial statements covering our fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available free of charge on our website at www.netsuite.com under the headings "Investors/SEC Filings."

By order of the board of directors,
/s/ DOUGLAS P. SOLOMON Douglas P. Solomon SVP, General Counsel and Secretary

April 29, 2015

APPENDIX A
NETSUITE INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 component (the "423 Component") and a non-Code Section 423 component (the "Non-423 Component"). The Company's intention is to have the 423 Component qualify as an "employee stock purchase plan" under Section 423 of the Code (although the Company makes no undertaking or representation to maintain such qualification). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an "employee stock purchase plan" under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

        2.    Definitions.

        (a)   "Administrator" means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

        (b)   "Affiliate" means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

        (c)   "Applicable Laws" means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Change in Control" means the occurrence of any of the following events:

            (i)  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group ("Person"), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

           (ii)  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

          (iii)  A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

        Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

        Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company's incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (f)    "Code" means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        (g)   "Committee" means a committee of the Board appointed in accordance with Section 14 hereof.

        (h)   "Common Stock" means the common stock of the Company.

        (i)    "Company" means NetSuite Inc., a Delaware corporation, or any successor thereto.

        (j)    "Compensation" means an Eligible Employee's base straight time gross earnings, but exclusive of payments for incentive compensation, bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may (i) establish a different definition of Compensation for a subsequent Offering Period and/or (ii) determine the application of this definition to Participants on payrolls outside the United States. In each case, such discretion shall be exercised on a uniform and nondiscriminatory basis for Participants in the 423 Component.

        (k)   "Contributions" means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

        (l)    "Designated Company" means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

        (m)  "Director" means a member of the Board.

        (n)   "Eligible Employee" means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or for Eligible Employees participating in the

Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423 2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423 2(e)(2)(ii).

        (o)   "Employer" means the employer of the applicable Eligible Employee(s).

        (p)   "Enrollment Date" means the first Trading Day of each Offering Period.

        (q)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

        (r)   "Exercise Date" means the first Trading Day on or before May 9 and November 9 of each Purchase Period. Notwithstanding the foregoing, the first Exercise Date under the Plan will be the first Trading Day on or before May 9, 2016.

        (s)   "Fair Market Value" means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last preceding Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

        (t)    "Fiscal Year" means the fiscal year of the Company.

        (u)   "New Exercise Date" means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

        (v)   "Offering" means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more

Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Each Designated Company can participate in a separate Offering from the Company and from any other Designated Company. To the extent permitted by U.S. Treasury Regulation Section 1.423 2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423 2(a)(2) and (a)(3).

        (w)  "Offering Periods" means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after May 10 and November 10 of each year and terminating on the first Trading Day on or before November 9 and May 9, approximately six (6) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2015 and will end on the first Trading Day on or before May 9, 2016. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

        (x)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (y)   "Participant" means an Eligible Employee that participates in the Plan.

        (z)   "Plan" means this NetSuite Inc. 2015 Employee Stock Purchase Plan.

        (aa) "Purchase Period" means the approximately six (6)-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

        (bb) "Purchase Price" means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

        (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (dd) "Trading Day" means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

        (ee) "U.S. Treasury Regulations" means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        3.    Eligibility.

        (a)   Offering Periods.    Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

        (b)   Non-U.S. Employees.    Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.

        (c)   Limitations.    Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

        4.    Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 10 and November 10 each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after November 10, 2015 and end on the first Trading Day on or before May 9, 2016. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

        5.    Participation.    An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company's stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit A), or (ii) following an electronic or other enrollment procedure determined by the Administrator. A Participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

        6.    Contributions.

        (a)   At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, change the maximum rate at which a Participant can elect to have Contributions made on each pay day for a subsequent Offering Period or may set a different maximum rate at which all Participants in a specified Offering or Participants in the Non-423 Component can elect to have Contributions made. The Administrator also, in its discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period.

        (b)   In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

        (c)   All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.

        (d)   A Participant may discontinue his or her participation in the Plan as provided in Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period; provided, however, that a Participant may permitted to make a one-time decrease to his or her Contributions during an Offer Period to zero (0) and any Contributions previously made during such Offering Period that have not been used to purchase shares of Common Stock will be applied to the purchase of shares of Common Stock on the next Exercise Date in accordance with the terms of the Plan.

        (e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant's Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

        (f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

        (g)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company's or Employer's withholding obligation for federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax-related items, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f).

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee's Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee's account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 500 shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

        8.    Exercise of Option.

        (a)   Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant's account, which are not sufficient to purchase a full share will be refunded (without interest, subject to Section 12) as soon as administratively possible following the Exercise Date. Any other funds left over in a Participant's account after the Exercise Date will be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

        (b)   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

        9.    Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

        10.    Withdrawal.

        (a)   A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant's Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

        (b)   A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding

Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

        11.    Termination and Transfer of Employment.

        (a)   Upon a Participant's ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant's account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant's option will be automatically terminated.

        (b)   The Administrator may establish rules to govern transfers of employment among the Company and any Designated Company, consistent with any applicable requirements of Section 423 of the Code and the terms of the Plan. In addition, the Administrator may establish rules to govern transfers of employment among the Company and any Designated Company where such companies are participating in separate Offerings under the Plan. Without limitation to the foregoing, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.

        12.    Interest.    No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423 2(f).

        13.    Stock.

        (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 3,500,000 shares of Common Stock.

        (b)   Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

        (c)   Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

        14.    Administration.    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary.

        (a)   If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective, as determined by Administrator, in its discretion.

        (b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        (c)   All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423 2(f).

        16.    Transferability.    Neither Contributions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company's general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

        18.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

        19.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.

        (a)   Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

        (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        (c)   Merger or Change in Control.    In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company's proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        20.    Amendment or Termination.

        (a)   The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

        (b)   Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

        (c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (i)  amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

           (ii)  altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

          (iii)  shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

          (iv)  reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

           (v)  reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

        Such modifications or amendments will not require stockholder approval or the consent of any Participants.

        21.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        23.    Code Section 409A.    The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

        24.    Term of Plan.    The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect, unless sooner terminated under Section 20.

        25.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

        26.    Governing Law.    The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

        27.    No Right to Employment.    Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

        28.    Severability.    If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

        29.    Compliance with Applicable Laws.    The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of directors: FOR AGAINST ABSTAIN 01 Evan Goldberg ¦ ¦ ¦ 02 Steven J. Gomo ¦ ¦ ¦ 03 Catherine R. Kinney ¦ ¦ ¦ 2. Approval of the 2015 Employee Stock Purchase Plan. ¦ For ¦ Against ¦ Abstain 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ¦ Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis - trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/n Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 9, 2015. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 9, 2015. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

NetSuite Inc. 2955 Campus Drive Suite 100 San Mateo, CA 94403-2511 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2015. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Zachary Nelson, Ronald Gill and Douglas Solomon, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. NetSuite Inc. ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 10, 2015 9:00 a.m., local time The Westin Hotel 1 Old Bayshore Highway Millbrae, California 94030